EXHIBIT 2.3

Execution Copy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into and dated as of May 3, 2007 (this “Agreement”), by and among Internet Commerce Corporation, a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Additional Investment Rights” means, collectively, the Additional Investment Rights issued and sold under this Agreement, in the form of Exhibit A.

“Additional Notes” means the Senior Secured Convertible Notes issuable to the Purchasers upon exercise of the Additional Investment Rights with a maximum aggregate principal face amount of $10,000,000, in the form of Exhibit C-2.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person.  Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Approved Issuance” means an issuance by the Company of any debt fully subordinated to the Notes or any Common Stock in the aggregate not to exceed $20,000,000 to any Person that is approved in writing by the Majority Purchasers (such approval not to be unreasonably withheld) in any transaction that (i) in the case of fully subordinated debt, contemplates a security with a maturity date not less than 180 days after the Maturity Date (as defined in the Series A Notes), (ii) is approved in writing by the Majority Purchasers, (iii) is described in a Current Report on Form 8-K filed by the Company, with the Commission, at least ten (10) Business Days prior to the Closing Date, describing the material terms of such issuance and (iv) closes at or prior to the Closing.

“Bankruptcy Event” means any of the following events:  (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 90 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as such term is used in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company; (ii) a replacement of more than 50% of the members of the Company’s board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors approved by such individuals); (iii) a merger or consolidation of the Company or a sale of 50% or more of the assets of the Company or grant of an exclusive license with respect to the material assets of the Company or any of its Subsidiaries in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or could result in a transfer of more than 50% of the voting rights or equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or that will result in any of the foregoing events; provided that the purchase of the Securities and the Approved Issuance contemplated by this Agreement shall not constitute a Change of Control.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Purchasers.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the class A common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or exchanged.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Company Counsel” means Morris, Manning & Martin, LLP, counsel to the Company.

“Company Security Agreement” means that certain Security Agreement, dated as of the Closing Date, by and among the Company, the Agent (as defined therein), and each of the Purchasers, as the same be amended, modified or supplemented from time to time, substantially in the form of Exhibit D.

“Consolidated Interest Expense” means, with respect to the Company and the Subsidiaries for any period, the sum of gross interest expense (including all cash and accrued interest expense) of the Company and the Subsidiaries for such period on a consolidated basis.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock or any other class of common stock of the Company.

“Easylink” means Easylink Services Corporation, a Delaware corporation.

“EBITDA” means, for any period, net profit before taxes, interest expense (net of capitalized interest expense), depreciation expense and amortization expense, all in accordance with GAAP, excluding stock-based compensation expense, incentive compensation expense, cumulative effect of accounting changes and one-time, nonrecurring items.

“Effective Date” means the date that a Registration Statement is first declared effective by the Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market or any successor thereto.

“Event Equity Value” means the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

“Excess Cash Flow” shall mean at any date of determination, all cash and cash equivalents in excess of $15,000,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) the issuance of Common Stock or Common Stock Equivalents to employees, consultants or directors of the Company pursuant to a stock option plan, stock purchase plan, stock bonus plan, deferred compensation plan, employee benefit plan (including but not limited to the Company’s 2005 Stock Incentive Plan and the Company’s Amended and Restated Stock Option Plan) or management grant, in each case as in effect on the Closing Date (subject, in the case of the Company’s 2005 Stock Incentive Plan, to an amendment to increase the number of shares which can be issued under such plan by 2,500,000 shares (the “SIP Amendment”) and specified in the 10-K Filing (“Incentives”), or the issuance of Common Stock or any other class of common stock of the Company upon exercise of any of the foregoing Incentives (B) the issuance of Incentives to employees and other optionees of Easylink pursuant to the Merger Documents, or the issuance of Common Stock upon exercise of any of the foregoing Incentives; and (C) the issuance of Common Stock upon exercise of the warrants listed on Schedule 3.1(g); in the case of clause (A), for the three-year period commencing on the date hereof, limited to the types, amounts and recipients set forth in Table A of Schedule 3.1(g) and in the cases of clauses (B) and (C), from the date hereof and hereafter, limited to the types, amounts and recipients set forth in Table A of Schedule 3.1(g).

“Flow of Funds Memorandum” means the memorandum to be distributed prior to the Closing and agreed upon by the parties providing the parties with the amounts and wire instructions for the various payments to be made at Closing.

“Filing Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, the 30th day following the Closing Date, (ii) with respect to any additional

Registration Statements that may be required pursuant to Section 6.1(a), the 30th day following the date on which the Commission first permits such Registration Statement to be filed, and (iii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

“GAAP” means generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether municipal, local, state, provincial or federal or foreign or domestic.

“Guaranty” means that certain guaranty executed by each of the Subsidiaries in favor of the Purchasers each in the form of Exhibit B hereto.

“Indebtedness” of any Person means (i) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (ii) any direct or contingent obligations of such person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, and (iii) all Indebtedness of another entity secured by any Lien existing on property or assets owned by such Person.

“Intellectual Property” means all U.S. and foreign (a) inventions (whether patentable or whether or not reduced to practice), all improvements thereto, and all patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications) (“Patents”), invention disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof) and design rights, (b) trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all registered copyrights, sui generis database rights and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including source code, unpatented inventions, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, financial information and business and marketing plans and proposals) (all of the foregoing collectively, “Trade Secrets”), (f) all computer software programs or applications (including data and related documentation) in both source and object code forms, (g) all copies and tangible embodiments of all of the foregoing (in whatever form or medium), and registrations and applications for any of the foregoing assets listed above in (a)

through (g) and all other tangible and intangible proprietary information, materials and associated goodwill.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

“Merger” means the merger of Newco with, and into, Easylink, pursuant to the Plan of Merger.

“Merger Documents” means the collective reference to the Plan of Merger and the other documents listed or required to be listed on Schedule 3.1(cc), true and complete copies of which have been delivered to the Purchasers.

“Newco” means Jets Acquisition Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary.

“Non-Recurring Revenue” means one-time and/or unusual income or gains to income of the Company and its Subsidiaries, on a consolidated basis, that the Company does not anticipate will recur in the future or on a regular basis.

“Notes” means (i) the Series A Notes, (ii) the Series B Notes and (iii) the Additional Notes.

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock or any other class of common stock of the Company or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan of Merger” means that certain Agreement and Plan of Merger among the Company, Newco and Easylink dated as of May 3, 2007.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Counsel” means Proskauer Rose LLP, counsel to the Majority Purchasers.

“Recurring Revenues” means total gross revenues on a consolidated basis, net of any Non-Recurring Revenues, earned by the Company and its Subsidiaries, each adjusted for inflation in accordance with GAAP, and additional service charges, less the bad debt expense for that period indicated on the consolidated income statement of the Company.

“Registrable Securities” means the Underlying Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the initial registration statement required to be filed under Article VI and any additional registration statements contemplated by Sections 6.1(a) and 6.1(f), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, the 120th day following the Closing Date, (ii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(a), the 120th day following the date on which the Commission first permits such Registration Statement to be filed, and (iii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 120th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

“Rule 144,” “Rule 415,” and “Rule 424” mean Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Notes, the Additional Investment Rights, the Warrants and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” means, collectively, the Company Security Agreement, the Subsidiary Security Agreements and the Guaranty.

“Series A Notes” means the Series A Senior Secured Convertible Notes due on the fourth anniversary of the Closing Date with an aggregate initial principal face amount of up to $30,000,000, in the form of Exhibit C.

“Series B Notes” means the Series B Senior Secured Convertible Notes due on the fourth anniversary of the Closing Date with an aggregate initial principal face amount of $30,000,000, in the form of Exhibit C-1.

“Subsequent Placement” means any instance in which the Company or any Subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiary’s equity or equity equivalent securities, including without limitation any Indebtedness or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for, or is issued as a unit with, Common Stock or any other class of common stock of the Company or Common Stock Equivalents.

“Subsidiary” means any Person or interest therein directly or indirectly owned or controlled by the Company or any of its Subsidiaries.

“Subsidiary Security Agreements” means, collectively, those certain Subsidiary Security Agreements, dated as of the Closing Date, by and among each of the Subsidiaries, the Agent (as defined therein), and each of the Purchasers, as the same be amended, modified or supplemented from time to time, substantially in the form of Exhibit E.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means Nasdaq Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Additional Investment Rights, the Notes, the Warrants, the Guaranty, the Security Agreements and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

“Underlying Shares” means the shares of Common Stock issuable (i) upon conversion or payment of principal and/or interest of the Notes, (ii) upon exercise of the Warrants, and (iii) in satisfaction of any other obligation or right of the Company to issue shares of Common Stock pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“VWAP” means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg L.P., or any successor performing similar functions; provided, however, that during any period the VWAP is being determined, the

VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit F.

ARTICLE II.
PURCHASE AND SALE

2.1       Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each of the Purchasers, and each Purchaser shall, severally and not jointly, purchase from the Company, the Notes, Additional Investment Rights and Warrants set forth on Schedule 2.1, for an aggregate purchase price of up to $60,000,000.  At the Closing (and subject to the terms and conditions set forth in this Agreement), the Purchasers shall, severally and not jointly, purchase from the Company in the aggregate not less than $20,000,000 and not more than $30,000,000 of Series A Notes (as may be determined by the Company by notice to the Purchasers not less than 15 Business Days prior to the Closing Date) and $30,000,000 of Series B Notes.  The Closing shall take place simultaneously with the consummation of the Merger at the Closing Time (as defined in the Plan of Merger) at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York or at such other location or time as the parties to this Agreement may agree in writing.

2.2       Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            evidence that the Certificate of Merger (as defined in the Plan of Merger) has been filed with the Secretary of State of the State of Delaware and become effective on or prior to the Closing Date;

(ii)           a Series A Note and a Series B Note, registered in the name of such Purchaser, in the principal amounts indicated across from such Purchaser’s name on Schedule 2.1 under the headings “Series A Notes Principal Amount,” and “Series B Notes Principal Amount,” respectively;

(iii)          an Additional Investment Right, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such principal amount of Additional Notes indicated across from such Purchaser’s name on Schedule 2.1 under the heading “Additional Investment Rights – Additional Notes” on the terms set forth therein;(1)

(1)          Such Purchaser’s pro-rata amount of $10,000,000

(iv)          a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated across from such Purchaser’s name on Schedule 2.1 under the heading “Warrant Shares”; (2)

(v)           the Company Security Agreement duly executed by the Company in favor of the Purchasers;

(vi)          the Subsidiary Security Agreements duly executed by the applicable Subsidiary in favor of the Purchasers;

(vii)         the Guaranty executed by each Subsidiary (including without limitation Easylink and each of its Subsidiaries) in favor of the Purchasers;

(viii)        proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Purchasers may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreements, covering the collateral described in the Security Agreements;

(ix)           each of the physical stock certificates of the Subsidiaries, along with an undated stock power for each of such certificate, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Purchasers that the security interest in such uncertificated securities has been transferred to and perfected by the Purchasers, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable);

(x)            the legal opinion of Company Counsel, in the form of Exhibit G, executed by such counsel and addressed to the Purchasers;

(xi)           a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company certifying as to the fulfillment of each of the conditions set forth in Sections 5.1;

(xii)          a certificate of the Secretary of the Company dated as of the Closing Date, and certifying: (1) that attached thereto is a true and complete copy of the By-laws of the Company in effect upon the consummation of the Merger and the Closing Date; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the other the Transaction Documents and the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the Plan of Merger; and (3) the signatures and titles of the officers of the Company executing each of the Transaction Documents; and

(2)          Equal to 30% of the quotient obtained by dividing (x) the principal amount of the Series B Notes, as applicable, by (y) the Market Price (as defined in the Term Sheet).

(xiii)         any other document reasonably requested by the Purchasers or Purchaser Counsel.

(b)  At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) the purchase price indicated across from such Purchaser’s name on Schedule 2.1 under the heading “Purchase Price”, in United States dollars and in immediately available funds, by wire transfer in accordance with the Flow of Funds Memorandum; and (ii) each Transaction Document to which such Purchaser is a signatory, duly executed by such Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  The Company hereby represents and warrants to, and agrees with, the Purchasers as follows, as of the date hereof and as of the Closing; provided that for purposes of this Section 3.1, the term “Subsidiaries” shall be deemed not to include Easylink or its Subsidiaries, except as of the Closing with respect to Sections 3.1(b), (c), (d) and clause (i) of (j):

(a)  Subsidiaries.  The Subsidiaries and their respective jurisdictions of organization are listed in Schedule 3.1(a).  Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s or any Subsidiary’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)  Authorization; Enforcement.  The Company and each Subsidiary has the respective requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its respective obligations hereunder and thereunder.  The execution and delivery by the Company and each Subsidiary of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and the Subsidiaries and no further consent or action is required by the Company or the Subsidiaries, the Company’s Board of Directors or its stockholders (except for (i) the approval by the stockholders of the Company of the terms of the Transaction Documents and the transactions contemplated thereunder and (ii) an amendment to the Certificate of Incorporation of the Company to provide for an increase in the number of authorized shares of its Common Stock sufficient to consummate such transactions (the “Charter Amendment”), which approvals (clauses (i) and (ii) collectively, the “Stockholder Approvals”) shall have been obtained prior to Closing.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each Subsidiary party thereto, and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each such Subsidiary enforceable against the Company and each such Subsidiary in accordance with its terms.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its articles of incorporation or bylaws.

(d)  No Conflicts.  Subject to the receipt of the Stockholder Approvals (which shall have been obtained prior to the Closing), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the Merger) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.

(e)  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the filing with the Commission of the Registration Statement, the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, the application(s) to each Trading Market for the listing of the Underlying Shares for trading thereon, obtaining the Stockholder Approvals and the other consents required by the Merger Documents, and applicable Blue Sky filings, each of which shall have been made or obtained prior to the Closing, other than the filings of the Registration Statement and the Form D and Blue

Sky filings, each of which shall be made as promptly as practicable thereafter (collectively, the “Required Approvals”).

(f)  Issuance of the Securities.  The Securities have been duly authorized.  Subject to the receipt of the Stockholder Approvals (which shall have been obtained prior to the Closing), the Series A Notes, Series B Notes, Additional Investment Rights and the Warrants have been, and the Underlying Shares, Additional Notes, or other securities issuable upon conversion of the Notes and upon exercise of the Additional Investment Rights or the Warrants, when so issued in accordance with the terms of the Notes, Additional Investment Rights or Warrants, as the case may be, will be, validly issued.  Subject to the receipt of the Stockholder Approvals (which shall have been obtained prior to the Closing), the Series A Notes, Series B Notes, Additional Investment Rights, and the Warrants are, and the Underlying Shares, Additional Notes, or other securities issuable upon conversion of the Notes or exercise of the Warrants or Additional Investment Rights, when so issued in accordance with the terms of the Notes, Warrants or Additional Investment Rights, as the case may be, will be, fully paid and nonassessable and free of preemptive or similar rights.  Subject to the receipt of the Required Approvals, of which the Stockholder Approvals shall have been obtained prior to the Closing, the Series A Notes, Series B Notes, Additional Investment Rights and the Warrants have been, and the Underlying Shares, Additional Notes, or other securities issuable upon conversion of the Notes or upon exercise of the Warrants or Additional Investment Rights, when so issued in accordance with the terms of the Notes, Warrants or Additional Investment Rights, as the case may be, will be, issued in compliance with applicable securities laws, rules and regulations.  Subject to the receipt of the Stockholder Approvals (which shall have been obtained prior to the Closing), the issuance and sale of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Trading Market.  Subject to the receipt of the Stockholder Approvals (which shall have been obtained prior to the Closing), the Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the Purchasers upon conversion of the Notes, exercise of the Warrants or that are otherwise issuable pursuant to the other Transaction Documents.

(g)  Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company immediately prior to and after giving effect to the transactions contemplated hereby and the Merger are as specified in Schedule 3.1(g), subject to adjustments pursuant to the exercise of currently outstanding rights to acquire capital stock which rights are reflected on Schedule 3.1(g).  No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock (or other capital stock of the Company), or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock (or other capital stock of the Company), or securities or rights convertible or exchangeable into shares of Common Stock (or other capital stock of the Company).  The issue and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person

(other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  The Company’s Form 10-K for the year ended July 31, 2006 (the “10-K Filing”) filed with the Commission contains a list of all of the Company’s and its Subsidiaries’ respective stock option plans, purchaser plans and management grants, in each case as reflected on the Closing Date.  Attached hereto as Schedule 3.1(g) is an unaudited pro forma capitalization table indicating the number of shares and type of all authorized, issued and outstanding capital stock of the Company after the consummation of the Merger.

(h)  SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such materials) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial (individually and in the aggregate), year-end audit adjustments and the absence of footnotes.

(i)  Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as contemplated by the Merger, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, other than Incentives or Common Stock issued pursuant to Incentives.  The Company does not have pending before the Commission any request for confidential treatment of information.  Neither the Company nor any Subsidiary or other Affiliate of the Company (including, without limitation, any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof.

(j)  Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the 10-K Filing, could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(l)  Employee Benefit Plans.

(i)             Except as set forth in Schedule 3.1(l)(i) and the SIP Amendment, the Company and the Subsidiaries have no employment agreements, labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by the Company or any Subsidiary for any employees of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions (each a “Company Employee Plan” and collectively, the “Company Employee Plans”).

(ii)            Except as set forth in Schedule 3.1(l)(ii), each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract.  Except as set forth in Schedule 3.1(l)(ii), each Company Employee Plan by its terms and operation is in compliance with all applicable laws and all required filings, if any, with respect to such Company Employee Plan has been made.  Except as set forth in Schedule 3.1(l)(ii), neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended has at any time maintained, contributed to or been required to contribute to or has any liability with respect to, any plan subject to Title IV of ERISA.  Except as set forth in Schedule 3.1(l)(ii), the events contemplated by this Agreement (either alone or together with any other event) will not (A) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary or (C) result in any payments (including parachute payments) under any Company Employee Plan or Law becoming due to any employee.

(m)  Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.

(n)  Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)  Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p)  Patents and Trademarks.  The Company and the Subsidiaries own or possesses a valid and enforceable written license to use all Intellectual Property that is necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Company Intellectual Property Rights”).  To the Company’s knowledge, the operation of the business of the Company and the Subsidiaries does not, and no product or service in development or which is marketed or sold (or proposed to be marketed or sold) by the Company or any Subsidiary, violates or will violate any license or infringe any Intellectual Property rights of any other party.  Other than with respect to commercially available software products which the Company or the Subsidiaries license under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any Company Intellectual Property.  Except as set forth in Schedule 3.1(p), neither the Company nor any the Subsidiary is obligated to make to any third party any payments related to the Company Intellectual Property.  Except as set forth in Schedule 3.1(p), neither the Company nor any Subsidiary has agreed to indemnify any third party with respect to any Intellectual Property.  To the knowledge of the Company, no third party has made a claim that the Company or any Subsidiary has violated or, by conducting their business, would violate any Intellectual Property rights of any other person or entity, and to the knowledge of the Company, no third party has misappropriated or infringed or is misappropriating or infringing the Company Intellectual Property.  Each employee has assigned to the Company or the Subsidiaries all Intellectual Property rights he or she owns that are related to the respective businesses of the Company and the Subsidiaries as now conducted or as now proposed to be conducted.  Schedule 3.1(p) lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights and domain names included in the Company Intellectual Property.  No open source or public library software, including any version of any software licensed pursuant to any GNU or other public license, is, in whole or in part, embodied or incorporated in the Company Intellectual Property, and the Companies are not otherwise bound by any terms thereof.

(q)  Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business.

(r)  Transactions With Affiliates and Employees.  Except as set forth in SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)  Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)  Solvency.  Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the present fair salable value of the assets of the Company is not less than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and mature.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)  Certain Fees.  Other than fees to be received by America’s Growth Capital, LLC and Pharus Advisors, LLC in connection with the Merger and fees to be received by Oppenheimer & Co., Inc., in each case in the amount set forth in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(v)  Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2(b)-(e), (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(w)  Form S-3 Eligibility.  The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

(x)  Listing and Maintenance Requirements.  Except as set forth in the 10-K Filing, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market.  The Company is in compliance with all such listing and maintenance requirements.

(y)  Registration Rights.  Except as set forth in Schedule 3.1(y), the Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority that have not been satisfied.

(z)  Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company and its Subsidiaries fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(aa)  Disclosure.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby in this Agreement and the other Transaction Documents, including the Schedules to this Agreement, and any information relating to Easylink or the Merger contained in the Merger Documents, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(bb)  Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.  The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

(cc)  Merger Documents.  Schedule 3.1(cc) lists (x) each exhibit, schedule, annex or other attachment to the Plan of Merger and (y) each agreement, certificate, instrument, letter or other document contemplated by the Plan of Merger or any item referred to in clause (x) to be entered into, executed or delivered or to become effective in connection with the Merger or otherwise entered into, executed or delivered in connection with the Merger.  The Purchasers have been furnished true and complete copies of each Merger Document or form of Merger Document to the extent available on or prior to the Closing Date.

(dd)  Investment Company.  The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(ee)  Ranking.  No Indebtedness of the Company is senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or upon liquidation or dissolution, or otherwise.

(ff)  Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg)  Material Contracts.

(i)                Set forth in the SEC Reports is a true and complete list of all material vendor and customer agreements, licenses, distribution agreements, confidentiality agreements, agreements prohibiting or limiting the ability of the Company or the Subsidiaries to freely complete purchase and sales orders, powers of attorney, undertakings, commitments, notes, indentures, mortgages, guarantees, pledges, instruments, leases, decrees or obligations to which the Company or any of the Subsidiaries are bound (collectively, the “Material Contracts”).

(ii)               Except as disclosed in the SEC Reports, assuming the due execution and delivery by the other parties thereto, each of the Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency, and relief of debtors, and (B) rules of law governing specific performance, injunctive relief, or other equitable remedies.  Except as disclosed in the SEC Reports, there is no material breach, violation or default by the Company or any of the Subsidiaries (or, to the Company’s knowledge, any other party) under any such Material Contract, and no event (including, without limitation, the transactions contemplated by the Transaction Documents) has occurred which, with notice or lapse of time or both, would (1) constitute a material breach, violation or default by the Company or any Subsidiary (or, to the Company’s knowledge, any other party) under any such Material Contract, or (2) give rise to any Lien (other than a Lien permitted pursuant to Section 4.10(b)) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract.  Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is and, to the Company’s knowledge, no other party to any such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company’s knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

(hh)  Suppliers and Customers. Since June 30, 2006, none of the Company’s or any Subsidiaries’ suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or material business relationship; (ii) threatened to terminate or cancel a Material Contract or material business relationship; (iii) expressed dissatisfaction with the performance of the Company or any Subsidiary with respect to a Material Contract or material business relationship; or (iv) demanded any material modification, termination or limitation of a Material

Contract or material business relationship with the Company or any Subsidiary (excluding any contracts or business relationship which, if so terminated, cancelled, modified or limited, would not result in a Material Adverse Effect).

(ii)  Environmental Matters.

(i)                  The Company and the Subsidiaries comply and have at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(ii)                 (A) the Company has no knowledge of any claim, and neither it nor any Subsidiary has received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company’s knowledge no proceeding has been instituted raising a claim against the Company or any predecessor or any of their respective real properties, formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (B) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other directive of any Governmental Authority.

(iii)                (A) neither the Company nor any Subsidiary has used and, to the Company’s knowledge, no other person has used any portion of any property currently used or formerly owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, storage or disposal of any hazardous materials except in accordance with applicable Environmental Laws; (B) neither the Company nor any Subsidiary owns or operates any underground tank or other underground storage receptacle for hazardous materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s knowledge, no underground tank or other underground storage receptacle for hazardous materials, asbestos-containing materials or polychlorinated biphenyls is located in any portion of any property currently owned, operated or leased by the Company; and (C) to the Company’s knowledge, the Company has not caused or suffered to occur any releases or threatened releases of hazardous materials on, at, in, under, above, to, from or about any property currently used or formerly owned, operated or leased by the Company or any Subsidiary.

(jj)  Export Controls.  None of the Company, any Subsidiary or, to the Company’s knowledge, the Company’s or a Subsidiary’s employees have violated any law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial

Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations).  Neither the Company, any Subsidiary nor, to the Company’s knowledge, any employee of the Company or any Subsidiary is the subject of an action by a Governmental Authority that restricts such person’s ability to engage in export transactions.

(kk)  Foreign Corrupt Practices Act.  Neither the Company, any Subsidiary nor, to the Company’ knowledge, any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, in any material respect.  To the Company’s knowledge, no stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

As of the Closing, the Company makes to the Purchasers all of the representations and warranties made by Easylink in the Merger Documents.  The Purchasers acknowledge and agree that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth or referenced in this Section 3.1.

3.2     Representations and Warranties of the Purchasers.  Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a)  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)  Investment Intent.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.  Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the reasonable satisfaction of the Company.

(c)  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)  Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)  The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement (and any other applicable Transaction Document) and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting on any certificate evidencing Securities, except as otherwise permitted by Section 4.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Securities may be listed:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE

COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c)  Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) (i) following any sale of such Securities pursuant to the “Plan of Distribution” of an effective Registration Statement covering the resale of such Securities under the Securities Act and compliance with the prospectus delivery requirements of Section 5 of the Securities Act in connection with such resale, (ii) following any sale of such Securities in compliance with Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion in a form agreed to by the Company and the Purchasers to the Company’s transfer agent on the Effective Date.  At such time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1(b).  For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.

(d)  The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2       Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain circumstance.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

4.3       Furnishing of Information; Further Assurances.  Until the later of (x) the second anniversary of the last date of acquisition of the Notes or the Underlying Shares upon exercise of the Warrants, and (y) the date on which all Purchasers are eligible to immediately dispose of all of the Securities then held by them under Rule 144(k), the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.  If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of the Transaction Documents or consummate the transactions contemplated thereby, the Company hereby agrees to take all such lawful and necessary actions, including such actions as may be required under the HSR Act and under similar other anti-trust, competition or trade law or other similar laws.  In furtherance of the foregoing sentence, the Company hereby agrees that upon written request of any Purchaser, the Company shall promptly provide all such information and make all such filings as may be required under the HSR Act in connection with the Transaction Documents and the issuance of securities and the other transactions contemplated thereby.  The Company and the Purchasers shall each bear 50% (the 50% share to be borne by the Purchasers to be divided among the Purchasers pro rata in accordance with their Purchase Price hereunder) of the costs of all filing and other fees in connection with any filing under the HSR Act in connection with the Transaction Documents and the transactions contemplated thereby.

4.4       Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5       Reservation and Listing of Securities.

(a)  Subject to the receipt of the Stockholder Approvals (which shall have been obtained by the Closing ), the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)  The Company shall (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) use commercially reasonable efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use commercially reasonable efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

(c)  In the case of a breach by the Company of Section 4.5(a), in addition to the other remedies available to the Purchasers, the Purchasers shall have the right to require the Company to either: (i) use its commercially reasonable efforts to obtain the required shareholder approval necessary to permit the issuance of such shares of Common Stock as soon as is possible, but in any event not later than the 60th day after such notice, or (ii) within five Trading Days after delivery of a written notice, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of shares of Common Stock not issuable by the Company times 115% of the average Closing Price over the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the “Cash Amount”).  If the exercising or converting Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such notice, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as a penalty.

4.6       Subsequent Placements.

(a)  From the date hereof until the Effective Date, the Company will not, directly or indirectly, effect any Subsequent Placement.

(b)  From the Effective Date and for so long as the Notes are outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.6.

(i)    The Company shall deliver to each Purchaser a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the

Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of the Offered Securities based on such Purchaser’s pro rata portion of the aggregate principal amount of the Notes purchased hereunder (the “Basic Amount”).
(ii)   To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the five Trading Day period of the Offer, setting forth the portion of the Purchaser’s Basic Amount that such Purchaser elects to purchase (the “Notice of Acceptance”).
(iii)  The Company shall have 10 Trading Days from the expiration of the period set forth in Section 4.6(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.
(iv)  In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.6(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.6(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.6(b)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.6(b)(i) above.
(v)   Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.
(vi)  Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.6(d)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(c)  The restrictions contained in this Section 4.6 shall not apply to issuances of Excluded Stock or any Approved Issuance.

(d)  If at any time the Company proposes to directly or indirectly effect a Subsequent Placement then the Company shall offer (which offer shall remain open for 10 Trading Days) to repurchase an amount of each Purchaser’s Notes (allocated between the Series A Notes and Series B Notes in accordance with the last sentence of Section 4.11) for an aggregate price (as determined below) equal to the lesser of (A) the aggregate amount of the Subsequent Placement, and (B) the aggregate amount required to repurchase all of the then outstanding Notes.  All Notes repurchased under this Section 4.6(d) shall be repurchased at a price equal to 125% of the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment; provided that, in the event (i) the Equity Conditions (as defined in any of the Notes) are not satisfied on the date of such repurchase solely because a Registration Statement covering the resale of the Underlying Shares of the repurchased Notes is delayed pursuant to the provisions of Section 6.1(a) and Rule 415, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the sum of (1) 62.5% of the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment and (2) 50% of the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes purchased (without regard to any restrictions on conversion) or (ii) the Equity Conditions (as defined in any of the Notes) are not satisfied on the date of such repurchase (for any reason other than as specified in clause (i) above) or, with respect to clause (iii) of the Equity Conditions, were not satisfied at all times during the 20 Trading Days immediately preceding and including such date, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes purchased (without regard to any restrictions on conversion).

4.7       Conversion and Exercise Procedures.  The form of Exercise Notice included in the Warrants and the Additional Investment Rights, and the form of Holder Conversion Notice included in the Notes set forth the totality of the procedures required by the Purchasers in order to exercise the Warrants and Additional Investment Rights, or convert the Notes.  No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to convert their Notes.  The Company shall honor exercises of the Warrants and Additional Investment Rights, and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.8       Securities Laws Disclosure; Publicity.  On the Business Day following the date hereof and on the Business Day following the Closing Date, the Company shall issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby.  Within four Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Notes, Additional Investment Rights and Warrants, in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing.  The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, Trading Market regulations or the Commission, in which case the Company shall provide the Purchasers with prior notice of such disclosure.  Except to the extent requested by the any Purchaser pursuant to and in accordance with Section 4.18, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser.

4.9       Use of Proceeds.  The Company shall use substantially all of the net proceeds from the sale of the Securities hereunder to acquire Easylink, pursuant to the Plan of Merger.

4.10     Indebtedness; Liens.

(a)  At any time after the date of this Agreement, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, other than (i) trade Indebtedness, (ii) Indebtedness incurred to finance the purchase of equipment, components and other similar property and operating assets, in each case, in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $1,000,000 at any time, and (iii) Indebtedness incurred in connection with the transactions contemplated by this Agreement, including without limitation the Merger, of up to (w) in respect of the Series A Notes and Series B Notes, an aggregate amount not to exceed $60,000,000, (x) in respect of the Additional Notes, an aggregate amount not to exceed $10,000,000, (y) in respect of all Approved Issuances, an aggregate amount not to exceed $20,000,000, and (z) in respect of certain other Indebtedness acquired in connection with the Merger under this clause (iii), $1,500,000 (provided that within six months of the Closing Date, the Company shall reduce such Indebtedness to an aggregate amount not to exceed $500,000, unless and only to the extent such reduction is prevented by the terms of such Indebtedness), and in respect of clause (ii) and clauses (w), (y) and (z) of clause (iii) collectively, an aggregate amount not to exceed $72,500,000 (clauses (i)-(iii) collectively, “Permitted Indebtedness”).

(b)  At any time after the date of this Agreement, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:  (i) Liens incurred by the Company or the Subsidiaries, pursuant to the financings permitted under Section 4.10(a) above; (ii) Liens pursuant to the Security Agreements; (iii) Liens arising from taxes, assessments, charges or claims that are not yet due or that remain payable without penalty; and (iv) Liens on real property that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(c)  The provisions of this Section 4.10 shall terminate and be of no further force or effect upon the conversion or indefeasible repayment in full of the Notes and all accrued interest thereon and any and all expenses or liabilities relating thereto.

4.11     Repayment of Notes.  Each of the parties hereto agrees that (a) all repayments of the Notes (including any accrued interest thereon) by the Company (other than by conversion of the Notes) will be paid pro rata to the holders thereof based upon the principal amount then outstanding of the series of Notes being repaid to each of such holders, and (b) except as otherwise set forth herein, all payments on the Notes shall be applied to the payment of accrued but unpaid interest before being applied to the payment of the principal.  Notwithstanding anything in this Agreement or the Notes to the contrary, the Company may only prepay or repurchase Notes as specifically provided in this Agreement or the Notes.  Permitted prepayments or repurchases shall be made first in respect of any outstanding amounts under the Series B Notes, up to $15,000,000, and then shall be made in respect of any outstanding amounts under the Series A Notes or Additional Notes (until each are repurchased or repaid in full), and then shall be made in respect of any outstanding amounts remaining under any Series B Notes, unless, in each case, the applicable Purchaser otherwise requests in writing.  In the event (1) of any Asset Sale (as defined in the Series B Notes) or (2) the Company has Excess Cash Flow for any fiscal quarter ending on or after July 31, 2007, in each case the Company shall provide to each Purchaser a written offer (a “Prepayment Offer”) to repurchase Notes in an aggregate amount equal to the total proceeds of the Asset Sale or 50% of the Excess Cash Flow, as applicable, in the same manner and on the same terms (including pricing) as set forth in Section 4.6(d), mutatis mutandis.  Each Purchaser shall have ten (10) Trading Days from receipt of the Prepayment Offer to accept such offer with respect to the Notes held by such Purchaser.

4.12     No Impairment.  At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchasers under any Transaction Document.

4.13     Fundamental Changes.  In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and, after issuance of the Notes to the Purchasers, for so long as any Note remains outstanding, except for the transactions specifically contemplated by this Agreement and the other Transaction Documents, neither the Company nor any Subsidiary shall, without first obtaining the approval of the holders of a majority of the outstanding principal face amount of the Notes:

(a)  dissolve, liquidate or merge or consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, other than a transaction in which the Company or a redomiciled successor of the Company remains the sole beneficial owner of substantially all of its assets and the ultimate owners of all securities of the Company remain unchanged;

(b)  purchase, redeem (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in Schedule 3.1(g) or the SIP Amendment giving the Company the right to repurchase shares at cost upon the termination of an employee’s or director’s services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock, except for the payment of accruing dividends of Common Stock that are required or permitted to be paid under the terms of the Company’s Series C Preferred Stock as in effect as of the date hereof;

(c)  sell, dispose or otherwise transfer any assets or property in any one transaction or series of related transactions with a value equal to or greater than $500,000, except in the ordinary course of business consistent with past practice;

(d)  fail to maintain its corporate existence, or change the nature of the Company’s business to any business which is fundamentally distinct and separate from the business currently conducted by the Company;

(e)  cause or permit any Subsidiary directly or indirectly to take any actions described in clauses (a) through (d) above;

(f)  issue or cause any action to be taken which will result in any shares of any class or series of common stock of the Company other than the Common Stock to be issued or issuable or outstanding or make any dividend or distribution in respect thereof or purchase or redeem any shares thereof, except for the payment of accruing dividends of Common Stock that are required or permitted to be paid under the terms of the Company’s Series C Preferred Stock as in effect as of the date hereof and in connection with the redemption of the Company’s Series D Preferred Stock at an aggregate price not to exceed $250,000; or

(g)  enter into any agreement to do any of the foregoing.

4.14                           Financial Covenants.

(a)  As of the end of each fiscal quarter, the Company’s Recurring Revenues for such fiscal quarter shall be at least $22,500,000.

(b)  As of the end of each of the first four full fiscal quarters following the Closing, the Company’s EBITDA for each such fiscal quarter shall be at least $2,750,000.  As of the end of each of the four fiscal quarters following the first four fiscal quarters following the Closing, the Company’s EBITDA for each such fiscal quarter shall be at least $3,500,000. For all subsequent fiscal quarters, the Company’s EBITDA for each such fiscal quarter shall be at least $4,500,000.

(c)  As of the end of each of the first four full fiscal quarters following the Closing, the Company shall have a ratio of EBITDA to Consolidated Interest Expense for each such fiscal quarter of at least 1.55.  As of the end of each of the four fiscal quarters following the first four fiscal quarters following the Closing, the Company shall have a ratio of EBITDA to Interest Expense for the end of each such quarter of at least 1.98.  As of the end of each subsequent full fiscal quarter, the Company shall have a ratio of EBITDA to Consolidated Interest Expense for the end of each such quarter of at least 3.

4.15     Indemnification.

(a)  If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct.  In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach.  The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below.  The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons.  If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys’ fees and expenses).  Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.16     Shareholders Rights Plan.  No claim will be made or enforced by the Company, any Subsidiary or any other Person that any Purchaser is an “Acquiring Person” or any similar term under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, any Subsidiary or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.17     Delivery of Certificates.  In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock on the date on which delivery of such certificate is required by any Transaction Document, and if after such date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after such Purchaser’s request and in such Purchaser’s discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

4.18     Access.  In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any Note remains outstanding, the Company shall, and shall cause each of the Subsidiaries, to give the Majority Purchasers and their representatives, at the Majority Purchasers’ request, reasonable access during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management of the Company and the Subsidiaries, and the Company shall use its commercially reasonable efforts to provide the Majority Purchasers such access to the accountants of the Company; provided, however, that in each case, unless the Majority Purchasers sign a confidentiality agreement with the Company with respect to the information contemplated by clauses (x) through (z) below, the Company shall not be required to provide the Majority Purchasers access to any information or Persons if the Company reasonably determines that access to such information or Persons (x) would adversely affect the attorney-client privilege between the Company and its counsel, (y) would result in the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, and (z) cannot be provided to the Majority Purchasers in a manner that would avoid the adverse affect on the attorney-client privilege between the Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable.

4.19     Amendments to Transaction Documents.  From and after the date of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.  The Company shall not agree to any amendment to or modification of the Plan of Merger or any other documents relating to the Merger, or any material waiver thereunder, without the prior written consent of the Purchasers.

4.20     New Subsidiaries.  After the date hereof, if the Company or any Subsidiary forms, creates or acquires a majority or greater owned direct or indirect subsidiary (each, a “New Subsidiary”), the Company shall immediately provide written notice thereof to the Purchasers, and shall promptly cause, or cause a Subsidiary to cause, such New Subsidiary to guarantee all of the Company’s obligations to the Purchasers by executing and delivering (i) a joinder to the Guaranty, and (ii) a security agreement substantially in the form of the Subsidiary Security Agreements attached hereto as Exhibit E.  If requested by the Purchasers, the Company shall also deliver to the Purchasers an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Purchasers covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering a security agreement in favor of the Purchasers and any other matters that the Purchasers may reasonably request.  The stock or other equity interests of a New Subsidiary shall be pledged to the Purchasers pursuant to the applicable Security Agreement, and the Company shall deliver, or cause the applicable Subsidiary to deliver, each of the physical stock certificates of such New Subsidiary, along with an undated stock power for each such certificate, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Purchasers that the security interest in such uncertificated securities has been transferred to and perfected by the Purchasers, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

ARTICLE V.
CONDITIONS

5.1       Conditions Precedent to the Obligations of the Purchasers.  The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)  Performance.  The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing or at all times prior to the Closing, as applicable;

(c)  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably would be expected to have or result in a Material Adverse Effect;

(e)  No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market;

(f)  Conditions in the Plan of Merger.  All conditions set forth in Sections 7.01, 7.02 and 7.03 of the Plan of Merger shall have been satisfied (without waiver or modification), and the Merger shall have been consummated in accordance with the terms of the Plan of Merger (without waiver or modification); and

(g)  Required Approvals.  All of the Required Approvals shall have been obtained, except as specifically set forth in Section 3.1(e).

5.2       Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties.  The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)  Performance.  The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing;

(c)  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)  Consummation of Merger.  The Merger shall have been consummated in accordance with the terms of the Plan of Merger.

ARTICLE VI.
REGISTRATION RIGHTS

6.1       Shelf Registration.

(a)  As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  If, after the Company has used it commercially reasonable efforts to obtain the registration of all Registrable Securities, for any reason the Commission does not permit all of the Registrable Securities to be included in such initial Registration Statement, then (i) the Company shall allocate the Registrable Securities included in such Registration first (to the extent permitted by the Commission) to the Registrable Securities issuable upon conversion of the Series A Notes, then (to the extent permitted by the Commission) to the Registrable Securities issuable upon conversion of the Additional Notes, then (to the extent permitted by the Commission) to the Registrable Securities issuable upon exercise of the Warrants, and then (to the extent permitted by the Commission) to the Registrable Securities issuable upon conversion of the Series B Notes (or in such other order as may be requested by the Purchasers holding a majority of the Registrable Securities), and (ii) prepare and file with the Commission one or more separate Registration Statements with respect to any such Registrable Securities not included with the initial Registration Statement (or the maximum portion thereof as the Commission will permit in each Registration Statement, using the allocation method set forth in clause (i) above, unless otherwise instructed in writing by Purchasers holding a majority of the Registrable Securities of another allocation method), as expeditiously as possible, but in no event later than the Filing Date.  The Registration Statement shall be on Form S-3 and shall contain (except if otherwise directed by the Purchasers) the “Plan of Distribution” substantially as attached hereto as Exhibit H.  In the event the Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Purchasers may consent and (ii) register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b)  The Company shall use commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) such time as all Registrable Securities covered by such Registration Statement have been sold publicly or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect (the “Effectiveness Period”).

(c)  The Company shall notify each Purchaser in writing promptly (and in any event within one business day) after receiving notification from the Commission that any Registration Statement has been declared effective.

(d)  If: (i) any Registration Statement is not filed on or prior to the Filing Date (if the Company files such Registration Statement without affording the Purchasers the opportunity to review and comment on the same as required by Section 6.2(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or will not be subject to further review, or (iii) the Company fails to respond to any comments made by the Commission promptly after the receipt of such comments, or (iv) a Registration Statement filed hereunder is not declared effective by the Commission by the Required Effectiveness Date, or (v) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within ten Trading Days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (vi) an amendment to a Registration Statement is not filed by the Company with the Commission within ten Trading Days after the Commission’s having notified the Company that such amendment is required in order for such Registration Statement to be declared effective, or (vii) the Common Stock is not listed or quoted, or is suspended from trading on an Eligible Market for a period of three consecutive Trading Days or any ten non-consecutive Trading Days in any 12 month period, (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clauses (iii), (v) or (vi) the date which such ten Trading Day period is exceeded, or for purposes of clause (vii) the date on which such three consecutive Trading Day period or ten non-consecutive Trading Day period is exceeded, being referred to as “Event Date”), then: (x) on each such Event Date the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, and (y) on each monthly anniversary of each such Event Date until the earlier of the cure of such Event and the date on which the affected Registrable Securities may be sold pursuant to Rule 144(k) as determined by the counsel to the Company reasonably acceptable to the Purchasers pursuant to a clean written opinion letter addressed to the Purchasers to such effect, (A) with respect to any Registrable Securities affected by such Event which were or will be issued upon conversion of Notes, an amount equal to 1% of the principal amount of the such Notes and (B)  with respect to any Registrable Securities affected by such Event which were or will be issued upon exercise of Warrants, 1% of the purchase price (as provided in the Warrants) of the Registrable Securities issued or issuable pursuant to such Warrants.  Such payments shall be in partial compensation to the Purchasers and shall not constitute the Purchaser’s exclusive remedy for such events.  If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(e)  The Company shall not, prior to the Effective Date of the initial Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than those Persons identified in Schedule 3.1(y) whom the Company intends to include in the initial Registration Statement.

(f)  If the Company issues to the Purchasers any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use commercially reasonable efforts to cause such additional Registration Statement to become effective by the Commission by the Required Effectiveness Date.

6.2       Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)  Not less than six Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Purchasers and Purchaser Counsel draft copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and Purchaser Counsel.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object.

(b)  (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as set forth in Section 6.1 above; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, to any comments received from the Commission with respect to any Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to such Registration Statement, but, if the Purchaser has not signed a confidentiality agreement with the Company, not any correspondence which would result in the disclosure to the Purchasers of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by any Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented

(c)  Notify the Purchasers of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto, but, if the Purchaser has not signed a confidentiality agreement with the Company, not information which the Company reasonably believes would constitute material and non-public information concerning the Company ); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state Governmental Authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  Use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)  Furnish to each Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)  Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)  (i) Prepare and timely file with each Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) use commercially reasonable efforts to cause such Registrable Securities to be approved for listing on each Trading Market as soon as practicable thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) use commercially reasonable efforts to maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h)  Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Purchasers and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(i)  Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

(j)  Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the affected Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.3       Registration Expenses.  The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and the reasonable fees and disbursements of the Purchaser Counsel, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market; provided, however, that in no event shall the Company be liable for any brokerage or underwriter fees or discounts or any transfer taxes applicable to the transfer of the Registrable Securities.

6.4       Indemnification.

(a)  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5.

(b)  Indemnification by Purchasers.  Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (i) such untrue statement or omission is based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use in such Registration Statement or Prospectus, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5.  In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)  Contribution.  If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5       Dispositions.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of

Registrable Securities pursuant to any Registration Statement.  Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Purchaser will discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6       No Piggyback on Registrations.  Except as set forth on Schedule 3.1(y) or with the prior written consent of the holders of a majority of the Registrable Securities or as permitted by Section 6.7 below, neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders (other than the Purchasers in such capacity pursuant hereto) to be included in any Registration Statement for the Registrable Securities.  Notwithstanding the foregoing, neither the Company nor any of its security holders (including those Persons listed on Schedule 3.1(y)), may include securities of the Company in any Registration Statement if such inclusion would limit in any way the number of Cutback Shares (as defined below) that could be included in such Registration Statement.  “Cutback Shares” means any Registrable Securities not included on a Registration Statement previously declared effective by the Commission.

6.7       Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered, subject to customary underwriter cutbacks applicable on a pro rata basis to all holders of registration rights.

ARTICLE VII.
MISCELLANEOUS

7.1       Exclusive Dealing.  Unless and until this Agreement is terminated as provided herein prior to the consummation of the Closing, the Company shall not, without the prior written consent of the Purchasers (and shall cause each of its shareholders, officers, directors, employees or agents (collectively, “Company Related Persons”) not to) either:

(a)           solicit bids or offers or initiate discussions or negotiations with; or

(b)           on an unsolicited basis furnish or cause to be furnished any information concerning the Company to,

any Person (other than the Purchasers and any Related Person and, if and to the extent required by Law, any Governmental Authority) relating to any proposal with respect to the financing of the Company, the acquisition of any securities or any significant portion of the assets or properties of the Company, or any liquidation, dissolution, restructuring or recapitalization of the Company or any other transaction that would render the financing contemplated by this Agreement unnecessary or impracticable, other than an Approved Issuance (each an “Alternative Financing”).  If the Company receives, or if any of the Company Related Persons receive, any inquiry or proposal of an Alternative Financing, then the Company shall (and it shall cause the Company Related Persons to) promptly notify the Purchasers of the existence, material terms and status of any such inquiry or proposal.

7.2       Termination.

(a)  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i)            by the mutual written consent of the Company and each Purchaser;

(ii)           by any Purchaser or the Company if: (w) the Closing has not been consummated by August 31, 2007 other than by the Company due to the its failure to use its good faith efforts to consummate the Closing; (x) the Company shall have failed to obtain the Stockholder Approvals by August 31, 2007 other than by the Company due to the its failure to use its good faith efforts to obtain the Stockholder Approvals; (y) Easylink shall have failed to obtain its stockholder approval of the terms of the Plan of Merger by August 31, 2007; or (z) the Plan of Merger is terminated or the consummation of the Merger is abandoned.

(iii)          by any Purchaser if (x) the Company is in material breach of its obligations under this Agreement, which breach remains uncured after 30 days’ notice of such breach by any Purchaser; or (y) an event or series of events shall have occurred that has had or reasonably would be expected to have or result in a Material Adverse Effect; or

(iv)          by the Company if any Purchaser is in material breach of its obligations under this Agreement, which breach remains uncured after 30 days’ notice of such breach by the Company.

(b)  In the event that:

(i)            any Purchaser terminates this Agreement pursuant to Section 7.2(a)(iii) because the Company has breached its obligations under Section 7.1; or

(ii)           any Purchaser or the Company terminates this Agreement pursuant to Section 7.2(a)(ii)(w), (x), (y) or (z), (unless the failure to fulfill such obligation is due solely to a breach of this Agreement by such Purchaser) and within one year after any such termination, the Company consummates an Alternative Financing;

(c)  then, in any such event, the Company shall pay the Purchasers, as the Purchasers’ liquidated damages (and not as a penalty) incurred by the Purchasers in connection with this Agreement and the Transactions, the aggregate sum of $3,000,000, to be divided among the Purchasers pro rata according to their respective portions of the Purchase Price.  Such amounts shall be paid by the Company by wire transfer of immediately available funds, in the case of clause (i) above, within two Business Days after such termination, and in the case of clause (ii) above, simultaneously with the consummation of such Alternative Financing.  In addition to any other amounts payable to the Purchasers, the Company hereby agrees to pay the Purchasers 20% of any break-up or similar fee it receives in connection with the potential acquisition of Easylink or otherwise pursuant to the Plan of Merger immediately upon receipt of any such fee by the Company.

(d)  No termination of this Agreement shall affect the right of any party to sue for any breach by the other party (or parties) or affect any obligation under Sections 4.15 and 7.3.

7.3       Fees and Expenses.  At the Closing or upon the earlier request of the Purchasers, the Company shall pay to the Purchasers the legal and due diligence fees and expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents, of which amount $25,000 has been previously paid by the Company.  In lieu of the foregoing remaining payment, the Purchasers may retain such amount at the Closing.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

7.4       Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.5       Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand.  The addresses for such notices and communications are as follows:

If to the Company:	Internet Commerce Corporation
6025 The Corners Parkway, Suite 100
Norcross, GA 30092
Attention: Glen Shipley
Fax No.:(678) 229-9087

With a copy to:	Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, GA 30326
Attention: Larry W. Shackelford, Esq.
Fax No.:(404) 365-9532

If to the Purchasers:	To the address set forth under such Purchaser’s name on the signature pages attached hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 7.5.

7.6       Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who hold a majority of the outstanding principal balance on the Notes (the “Majority Purchasers”), or, in the case of a waiver, by the Majority Purchasers.  Any waiver executed by the Majority Purchasers shall be binding on the Company and all holders of Notes.  At any time that Persons Affiliated with York Capital Management hold at least a plurality of the Registrable Securities, any waiver, amendment, request, certification, consent or approval by the Majority Purchasers (or any Purchaser Affiliated with York Capital Management) pursuant to this Agreement or any Transaction Document may be given on behalf of the Majority Purchasers (or such Purchaser, as applicable) by York Capital Management or its designee.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

7.7       Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.8       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.  Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities (or rights hereunder if prior to the Closing), provided such transferee agrees in writing to be bound, with respect to the transferred Securities (or rights hereunder), by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.”  Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.9       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.10     Governing Law; Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCEPT FOR MATTERS GOVERNED BY CORPORATE LAW IN THE STATE OF DELAWARE), WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND

AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

7.11     Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

7.12     Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.13     Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.14     Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.15     Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.16     Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.17     Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser hereunder or under any other Transaction Document or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.18     Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

7.19     Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7.20     Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock or Convertible Securities, combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

INTERNET COMMERCE CORPORATION

By:	/s/ Thomas J. Stallings
Name: Thomas J. Stallings
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES OF PURCHASERS FOLLOW.]

PURCHASERS:

YORK CAPITAL MANAGEMENT, L.P.

By: Dinan Management, LLC, its general
partner

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Capital Management, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
Facsimile No.: (212) 300-1302
Attn.:Adam J. Semler, Chief Financial
Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK INVESTMENT LIMITED

By: York Offshore Holdings, Ltd., its
investment manager

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Director

Address for Notice:
York Investment Limited
c/o York Capital Management
767 Fifth Avenue
17th Floor
Facsimile No.: (212) 300-1302
Attn.:Adam J. Semler, Chief Financial
Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK SELECT, L.P.

By: York Select Domestic Holdings, LLC, its
general partner

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Select, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
Facsimile No.: (212) 300-1302
Attn.:Adam J. Semler, Chief Financial
Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK SELECT UNIT TRUST

By: York Select Offshore Holdings, LLC, its
investment manager

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Select Unit Trust
c/o York Capital Management
767 Fifth Avenue
17th Floor
Facsimile No.: (212) 300-1302
Attn.:Adam J. Semler, Chief Financial
Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK CREDIT OPPORTUNITIES FUND, L.P.

By: York Credit Opportunities Domestic Holdings, LLC, its general partner

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Credit Opportunities Fund, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
Facsimile No.: (212) 300-1302
Attn.:Adam J. Semler, Chief Financial
Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

Exhibits:

A.                                                           Form of Additional Investment Right

B.                                                             Form of Guaranty

C.                                                             Form of Series A Note

C-1.                                                   Form of Series B Note

C-2                                                      Form of Additional Note

D.                                                            Company Security Agreement

E.                                                              Subsidiary Security Agreements

F.                                                              Form of Warrant

G.                                                             Opinion of Company Counsel

H.                                                            Plan of Distribution

Schedules:

3.1(a)                                           Subsidiaries

3.1(g)                                          Capitalization

3.1(l)(i)                                   Employee Benefit Plans

3.1(p)                                          Certain Intellectual Property

3.1(u)                                          Certain Fees

3.1(y)                                          Registration Rights

3.1(cc)                                     Merger Documents

Schedule 2.1

Purchaser	Purchaser Price	Series A Notes Principal Amount	Series B Notes Principal Amount	Additional Investment Rights – Additional Notes	Warrant Shares

York Capital Management, L.P.	$5,166,667 - $6,200,000	$2,066,667 - $3,100,000	$3,100,000	$1,033,333	TBD

York Investment Limited	$16,666,667 - $20,000,000	$6,666,667 - $10,000,000	$10,000,000	$3,333,333	TBD

York Select, L.P.	$5,666,667 - $6,800,000	$2,266,667 - $3,400,000	$3,400,000	$1,133,333	TBD

York Select Unit Trust	$6,666,667 - $8,000,000	$2,666,667 - $4,000,000	$4,000,000	$1,333,333	TBD

York Credit Opportunities Fund, L.P.	$15,833,332 - $19,000,000	$6,333,332 - $9,500,000	$9,500,000	$3,166,668	TBD

Total:	$50,000,000 - $60,000,000	$20,000,000 - $30,000,000	$30,000,000	$10,000,000	TBD

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INTERNET COMMERCE CORPORATION
ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No. [   ]                                                                                              Dated:  [               ][   ], 2007

Internet Commerce Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [$                ](1) in principal amount of Senior Secured Convertible Notes of the Company in substantially the form attached to the Purchase Agreement (as defined below) as Exhibit C-2 thereto (each such note, an “Additional Note” and all such notes, the “Additional Notes”) at any time, and or from time to time, from and after the Closing Date and through and including the first date on which the aggregate principal amount of all outstanding Notes (as such term is defined in the Purchase Agreement) is less than $20,000,000 (the “Expiration Date”), and subject to the following terms and conditions.  This Additional Investment Right (this “Additional Investment Right”) is one of a series of similar Additional Investment Rights issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”).  All such Additional Investment Rights are referred to herein, collectively, as the “Additional Investment Rights.”

1.             Definitions.  Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.             Registration of Additional Investment Right.  The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the “Additional Investment Right Register”), in the name of the record Holder hereof from

(1)          Insert holder’s pro rata portion of $10,000,000.

time to time.  The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.            Registration of Transfers.

(a)           The Holder may assign and transfer this Additional Investment Right (or any part thereof), provided that (i) the Holder effects such assignment in compliance with (A) Section 4.1 of the Purchase Agreement and with (B) all applicable laws and regulations, including laws relating to the registration of securities under the Securities Act.

(b)           The Company shall register the assignment and transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto on Annex B duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new additional investment right to purchase Additional Notes, in substantially the form of this Additional Investment Right (any such new additional investment right, a “New Additional Investment Right”), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Investment Right.

4.            Exercise and Duration of Additional Investment Right.

(a)           This Additional Investment Right shall be exercisable by the registered Holder at any time or from time to time on or after the Closing Date through and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be void and of no further force and effect.

(b)           The Holder may exercise this Additional Investment Right by delivering to the Company (i) an exercise notice, in the form attached hereto on Annex A (the “Exercise Notice”), appropriately completed and duly signed and (ii) payment of the principal amount of the Additional Notes as to which this Additional Investment Right is being exercised (the “Exercise Price”).  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Additional Investment Right in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Additional Investment Right and issuance of a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Notes, if any.

5.            Delivery of Additional Notes.

(a)           Upon exercise of this Additional Investment Right, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to

2

be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i)  a certificate for the Additional Notes issuable upon such exercise, (ii) the legal opinion of Company Counsel, substantially in the form of Exhibit I to the Purchase Agreement, executed by such counsel and delivered to the Holders relating to the Additional Notes, and (iii) a certificate from an officer of the Company that each of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement is true and correct as of the date when made, except for such representations and warranties that speak as of a certain date, and in such case shall have been true and correct as of such date, and as of the Exercise Date as though made on and as of such date, and each of the other conditions set forth in Section 5.1 of the Purchase Agreement have been satisfied as of the Exercise Date. The Holder, or any Person so designated by the Holder to receive Additional Notes, shall be deemed to have become holder of record of such Additional Notes as of the Exercise Date.  Subject to applicable securities laws, the Company shall, upon request of the Holder and if the Notes meet the requirements therefore, use its commercially reasonable efforts to deliver Additional Notes hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)           This Additional Investment Right is exercisable, either in its entirety or, from time to time, for a portion of the number of Additional Notes.  Upon surrender of this Additional Investment Right following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Notes.

(c)           The Company’s obligations to issue and deliver Additional Notes in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Additional Notes.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Additional Notes upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

6.            Charges, Taxes and Expenses.   Issuance and delivery of certificates for Additional Notes upon exercise of this Additional Investment Right shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Additional Notes upon exercise hereof.

7.            Replacement of Additional Investment Right.  If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange

3

and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested.

8.             Reservation of Common Stock.  The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Common Stock issuable upon conversion of Additional Notes as therein provided. The Company covenants that all Additional Notes so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be reasonably necessary to assure that any shares of Common Stock issuable upon conversion of the Additional Notes may be issued as provided therein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.             Certain Adjustments.  The Conversion Price and other terms of the Additional Notes issuable upon exercise of this Additional Investment Right shall be subject to adjustment from time to time as set forth in the Additional Notes as if they were outstanding as of the date hereof.  At least 10 Trading Days prior to any such event or transaction involving a Fundamental Change (as defined in the Additional Note) or otherwise potentially giving rise to an adjustment or modification of the terms and provisions of the Additional Note, the Company will give the Holder notice thereof of the date of the transaction and the effect thereof on the terms of the Additional Notes.  The Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to the time of such event or transaction so as to participate in or vote with respect to such event or transaction.

10.           Payment of Exercise Price.  The Holder shall pay the Exercise Price by wire transfer of immediately available funds to the Company.

11.           Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address and facsimile numbers for such notices or communications shall be as set forth in the Purchase Agreement.

4

12.          Miscellaneous.

(a)           Subject to the restrictions on transfer set forth on the first page hereof, this Additional Investment Right may be assigned by the Holder.  This Additional Investment Right may not be assigned by the Company except to a successor in the event of a Fundamental Change (as defined in the Additional Note).  This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right.  This Additional Investment Right may be amended only in writing signed by the Company and the Holder, their respective successors or permitted assigns.

(b)           The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.

(c)           Governing Law; Venue; Waiver Of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Additional Investment Right shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Additional Investment Right), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Additional Investment Right and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Additional Investment Right or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Additional Investment Right or any Transaction Document, then

5

the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)           The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.

INTERNET COMMERCE CORPORATION

By:
Name:
Title:

7

Annex A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase $                           principal amount of Additional Notes under the foregoing Additional Investment Right)

To:  Internet Commerce Corporation

The undersigned is the Holder of Additional Investment Right No.                   (the “Additional Investment Right”) issued by Internet Commerce Corporation, a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Additional Investment Right.

1.                               The Additional Investment Right is currently exercisable to purchase a total of $                        principal amount of Additional Notes.
2.                               The undersigned Holder hereby exercises its right to purchase                             $                            principal amount of Additional Notes pursuant to the Additional Investment Right.
3.                               The Holder shall pay the sum of $                            to the Company in accordance with the terms of the Additional Investment Right.
4.                               Pursuant to this exercise, the Company shall deliver to the Holder $                            principal amount of Additional Notes in accordance with the terms of the Additional Investment Right.
5.                               Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of $                            principal amount of Additional Notes.
6.                               The Holder represents and warrants to the Company as follows:
(a)           Investment Intent.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.  Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the reasonable satisfaction of the Company.
(b)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(c)           Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(d)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

Annex B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Additional Investment Right]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                   the right represented by the within Additional Investment Right to purchase  $                           principal amount of Additional Notes to which the within Additional Investment Right relates and appoints                                attorney to transfer said right on the books of Internet Commerce Corporation with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

Address of Transferee

In the presence of:

EXHIBIT B

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY (this “Guaranty”), dated as of [             ] [    ], 2007, made by each of the corporations that are signatories hereto (each a “Guarantor” and collectively, the “Guarantors”), in favor of [NAMES OF PURCHASERS] (each, a “Purchaser” and collectively, the “Purchasers”).

WITNESSETH

WHEREAS, pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of [              ] [    ], 2007, by and among  Internet Commerce Corporation, a Delaware corporation (the “Borrower”) and the Purchasers, the Borrower is issuing, and the Purchasers are purchasing, the Notes, Additional Investment Rights and Warrants (as those terms are defined in the Purchase Agreement);

WHEREAS, in order to induce the Purchasers to purchase the Notes, Additional Investment Rights and the Warrants, each Guarantor will execute and deliver this Guaranty pursuant to which such Guarantor will guarantee, among other things, payment of all of the Secured Obligations (as such term is defined in the Company Security Agreement); and

WHEREAS, it is of material benefit to each Guarantor that the Purchasers purchase the Notes, Additional Investment Rights and Warrants.

NOW, THEREFORE, in consideration of the foregoing and to induce the Purchasers to enter into the Purchase Agreement and to purchase the Notes, Additional Investment Rights and Warrants, each Guarantor hereby agrees with the Purchasers as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

(b)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Guaranty.

(a)           Subject to the provisions of Section 15, each Guarantor hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

(b)           Each Guarantor further agrees to pay any and all fees and expenses of the Purchasers (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Purchasers in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty.

(c)           Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Purchasers hereunder.

(d)           No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Secured Obligations or payments received or collected from such Guarantor in respect of the Secured Obligations, remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are indefeasibly paid in full in immediately available funds.

(e)           Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Purchasers on account of its liability hereunder, it shall notify the Purchasers in writing that such payment is made under this Guaranty for such purpose; provided, that the failure to give such notice shall not effect the validity of such payment.

3.             Right of Set-off.  Each Guarantor hereby irrevocably authorizes the Purchasers from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon occurrence of and during the continuation of any Event of Default, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers arising under the Purchase Agreement, the Notes or any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Purchasers shall notify such Guarantor of any such set-off and the application made by the Purchasers; provided, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Purchasers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

4.             No Subrogation.  Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the Purchasers against the Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by the Purchasers for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing by the Borrower on account of the Secured Obligations are indefeasibly paid in full in immediately available funds.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been indefeasibly paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required or reasonably requested), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

5.             Amendments, etc. with respect to the Secured Obligations; Waiver of Rights.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Purchasers may be rescinded by such party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement, the Note and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Purchasers for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released.  The Purchasers shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Secured Obligations or for this Guaranty or any property subject thereto.

2

When making any demand hereunder against any of the Guarantors, the Purchasers may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Purchasers to make any such demand or to collect any payments from the Borrower or any such other Guarantor or any release of the Borrower or such other Guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Purchasers against any of the Guarantors.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.             Guaranty Absolute and Unconditional.

(a)           Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and upon notice of or proof of reliance by the Purchasers upon this Guaranty or acceptance of this Guaranty, the Secured Obligations, and any of them, such Secured Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Secured Obligations.  Each Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (i) the validity, regularity or enforceability of the Purchase Agreement, the Notes or any other Transaction Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Purchasers, (ii) any defense, set-off or counterclaim (other than a defense of indefeasible payment or performance) which may at any time be available to or be asserted by the Borrower against the Purchasers, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Secured Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Borrower or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Purchasers to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guaranty or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the  Purchasers against such Guarantor.  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Purchasers and their respective successors, indorsees, transferees and assigns until all the Secured Obligations and the obligations of each Guarantor under this Guaranty shall have been indefeasibly satisfied by payment in full in immediately available funds.

(b)           Without limiting the generality of any other waiver contained herein, each Guarantor waives any right to require the Purchasers to: (i) proceed against any other Guarantor or any other Person; (ii) proceed against or exhaust any collateral, including, without limitation, any collateral secured by any of the Security Agreements; or (iii) pursue any other right or remedy for such Guarantor’s benefit.  Each Guarantor agrees that the Purchasers may proceed against such Guarantor with respect to the Secured Obligations without taking any actions against any other Guarantor or any other Person and without proceeding against or exhausting any collateral.  Each Guarantor agrees that each of the Purchasers may unqualifiedly exercise in its sole discretion any or all rights and remedies available to it against any other Guarantor without impairing the Purchasers’ rights and remedies in enforcing this Guaranty, under which such Guarantor’s liabilities shall remain independent and unconditional.  Each Guarantor agrees and acknowledges that the Purchasers’ exercise of certain of such rights or remedies may affect or eliminate such Guarantor’s right of subrogation or recovery against any other Guarantor and that such Guarantor may incur a partially or totally nonreimbursable liability in performing under this Guaranty.  Without limiting the generality of any other waivers in this Guaranty, each Guarantor expressly waives any statutory or other right that such Guarantor might otherwise have to: (A) limit such Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the Secured Obligations and the fair market value of the property or interests sold at such

3

nonjudicial foreclosure sale or to any other extent; (B) otherwise limit the Purchasers’ right to recover a deficiency judgment after any foreclosure sale; or (C) require the Purchasers to exhaust its collateral before the Purchasers may obtain a personal judgment for any deficiency.  Any proceeds of a foreclosure or similar sale may be applied first to any obligations of the Guarantors that do not also constitute Secured Obligations.  Each Guarantor acknowledges and agrees that any nonrecourse or exculpation provided for in any Transaction Document or elsewhere, or any other provision of a Transaction Document or any other agreement limiting the  Purchasers’ recourse to specific collateral or limiting the Purchasers’  right to enforce a deficiency judgment against any other Guarantor, shall have absolutely no application to such Guarantor’s liability under this Guaranty.  To the extent that the Purchasers collect or receive any sums or payments from a particular Guarantor, the Purchasers shall have the right, but not the obligation, to apply such amounts first to that portion of any Guarantor’s indebtedness and obligations to the Purchasers that are not covered by this Guaranty, regardless of the manner in which any such payments and/or amounts are characterized by the person making payment.

(c)           Without limiting the generality of any other waiver contained herein, each Guarantor waives all rights and defenses that such Guarantor may have because any other Guarantor’s obligations may be secured by real property.  This means, among other things, that (1) the Purchasers may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by any other Guarantor, and (2) if the Purchasers foreclose on any real property collateral pledged by any Guarantor, (A) the amount of the Secured Obligations may be reduced only by that portion of the price for which that collateral is sold at a foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Purchasers may collect from such Guarantor even if the Purchasers, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from any other Guarantor.  This paragraph (c) is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because any other Guarantor’s obligations are secured by real property.

(d)           Without limiting the generality of any other waiver contained herein, each Guarantor waives all rights and defenses arising out of an election of remedies by the Purchasers, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any obligation has destroyed such Guarantor’s rights of subrogation and reimbursement against any other Guarantor by operation of applicable law or otherwise.

(e)           Without limiting the generality of the foregoing, each Guarantor expressly and irrevocably waives, to the fullest extent permitted by applicable law, any and all rights and defenses including, without limitation, any rights of indemnification and contribution which might otherwise be available to such Guarantor under applicable law or otherwise; provided, however, that nothing in this Section 6(e) shall in any way modify or otherwise affect any Guarantor’s rights under Section 4 hereof.

7.             Reinstatement.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Purchasers in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.             Payments.  Each Guarantor hereby guarantees that payments hereunder shall be paid to the Purchasers without set-off or counterclaim in United States dollars at the addresses set forth on the signature pages to the Purchase Agreement.

9.             Representations and Warranties; Covenants and Other Secured Obligations.  Each Guarantor hereby, jointly and severally, affirms the representations and warranties made by the Borrower under the Purchase Agreement, and agrees, jointly and severally, that it shall not fail to perform or observe any of the covenants, commitments or other obligations of the Borrower contained in the Purchase Agreement, and represents and warrants that:

(a)           the execution, delivery and performance of this Guaranty will not violate any provision of any law applicable to such Guarantor, any contractual obligation or any organizational documents of such Guarantor and will not result in or require the creation or imposition of any lien or encumbrance on any of the properties or

4

revenues of such Guarantor pursuant to any law applicable to such Guarantor or contractual obligation of such Guarantor;

(b)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor, but not including the holders of Liens as permitted pursuant to Section 4.10(b) of the Purchase Agreement) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

(c)           no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues with respect to this Guaranty or any of the transactions contemplated hereby, which could reasonably be expected to have a Material Adverse Effect; and

(d)           such Guarantor has accurately prepared and timely filed all tax returns required to be filed by it and has paid or made provision for the payment of all taxes, including without limitation, all sales and use taxes and all taxes that it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiencies for taxes with respect to such Guarantor have been claimed or proposed in writing or assessed by any tax authority.  There are no pending or, to its knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of taxes of such Guarantor.  There are no matters under discussion with any tax authority, or known to it, with respect to taxes that are likely to result in an additional liability for taxes with respect to such Guarantor.  The accruals and reserves on the books and records of such Guarantor in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since most recent year-end, such Guarantor has not incurred any liability for taxes other than in the ordinary course of its business.  There are no liens for taxes upon the assets of such Guarantor.

10.           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopier as noted below.  Notices sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(a)           Notices to the Purchasers shall be sent to the address or transmission number for notices as provided in Section 7.5 of the Purchase Agreement; and

(b)           Notices to any Guarantor shall be sent to its address or transmission number for notices set forth under its signature below.

11.           Counterparts.  This Guaranty may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.           Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Integration.  This Guaranty represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Purchasers relative to the subject matter hereof not reflected herein.

14.           Amendments in Writing; No Waiver; Cumulative Remedies.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Purchasers.

5

(a)           The Purchasers shall not by any act of (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion.

(b)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15.           Limitation on Guaranteed Obligations.  Notwithstanding any provision in this Guaranty or any other Transaction Document to the contrary, the liability of each Guarantor under this Guaranty shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by the Purchasers from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of Title II of the United States Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

16.           Section Headings.  The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17.           Successors and Assigns.  This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors, transferees, endorsees and assigns.

18.           Governing Law.  This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

19.           Termination.  Upon indefeasible payment and satisfaction in full of the Secured Obligations (other than contingent indemnification obligations not yet due and payable) in immediately available funds, this Guaranty shall terminate.

20.           Jurisdiction, Jury Trial Waiver, Etc.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THIS GUARANTY (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS GUARANTY), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS GUARANTY AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN

6

ANY MANNER PERMITTED BY LAW.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  IF ANY PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS GUARANTY OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS’ FEES AND EXPENSES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

7

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Guarantors:

[SUBSIDIARY]

By:
Name:
Title:

Address for Notice:

[SUBSIDIARY]

By:
Name:
Title:

Address for Notice:

[SUBSIDIARY]

By:
Name:
Title:

Address for Notice:

Agreed and accepted
as of the date first written above:

[PURCHASER]

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

EXHIBIT C

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

No. [ ]	$[ ]
Date: [ ] [ ], 2007

INTERNET COMMERCE CORPORATION
SERIES A SENIOR SECURED CONVERTIBLE NOTE DUE
[                ] [    ], 2011

THIS NOTE is one of a series of duly authorized and issued senior secured promissory notes of Internet Commerce Corporation, a Delaware corporation (the “Company”), designated as its Series A Senior Secured Convertible Notes due [                   ] [     ](1), 2011, in the aggregate principal amount of $[                 ] (collectively, the “Notes”), issued pursuant to that certain Securities Purchase Agreement dated May 3, 2007, by and among the Company and the Purchasers named therein (the “Purchase Agreement”).

(1)   Four-year anniversary from the Original Issue Date.

FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the “Holder”), the principal sum of [                   ] Dollars $(                   ), on [                   ] [    ], 2011 (the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.  In addition, the Company shall pay to the order of the Holder interest on any principal or interest payable hereunder that is not paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).

Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 12 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 12.

The Holder is entitled to the benefits of the Security Agreements and the Guaranty.

1.             Definitions.  In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

“Conversion Date” means the date a Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) together with a Conversion Schedule pursuant to Section 6(a).

“Conversion Notice” means a written notice in the form attached hereto as Schedule 1.

“Conversion Price” means [                   ](1), subject to adjustment from time to time pursuant to Section 10.

(1)             120% of the lesser of (i) the arithmetic average of the VWAPs for the ten consecutive Trading Days prior to the Original Issue Date (ii) the Closing Price on the Trading Day immediately prior to April 14, 2007 and (iii) the Closing Price on the Trading Day immediately preceding the Original Issue Date.

“Current Market Price” means, on any calculation date, the arithmetic average of the VWAPs for each of the 20 consecutive Trading Days immediately preceding the applicable date.

“Daily Trading Volume” means on any given Trading Day the total volume of Common Stock traded on an Eligible Market as reported by Bloomberg L.P.

“Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering the Underlying Shares, or all such shares may be sold without volume restrictions pursuant to Rule 144 under the Securities Act or are eligible for sale under Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 6(b) hereof or the rules or regulations of any Trading Market; (v) no Event of Default nor any event or circumstance that with the passage of time and without

2

being cured would constitute an Event of Default has occurred and not been cured; (vi) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (viii) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Event Equity Value” means the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

“Interest Rate” has the meaning set forth in Section 2(a) herein.

“Interest Rate Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) an amount of such shares of Common Stock equal to the maximum amount issuable in lieu of cash pursuant to Sections 2(c) and (d) of any of the then outstanding Notes for the next six Monthly Installments of all of the then outstanding Notes are registered for resale by the Holder and may be sold by the Holder pursuant to a Registration Statement which is then effective covering that portion of the Underlying Shares, or all such shares may be sold without volume restrictions pursuant to Rule 144 under the Securities Act or are eligible for sale under Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (v) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (vi) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (vii) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the

3

extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Majority Holders” means Holders of a majority of the outstanding principal amount of all Notes.

“Original Issue Date” means [                   ] [    ], 2007, regardless of the number of transfers of any particular Note and regardless of the number of new Notes that may be issued in respect of such transfers.

“Prime Rate” means the interest rate on the Interest Payment Date that is published by The Wall Street Journal as the prime lending rate; provided, if The Wall Street Journal ceases to publish an interest rate as the prime lending rate (or similar designation), the Prime Rate shall mean the prime lending rate established from time to time by Citibank, N.A. or its successor.

“Triggering Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (iv) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (v) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (vi) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Triggering Event” means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of 10 or more Trading Days (which need not be consecutive Trading Days) in any 12 month period; (b) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Notes and Warrants or fails to have full authority, including under all laws, rules and regulations of any Trading Market, to issue such Underlying Shares; (d) at any time after the Closing Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (e) the Company effects or publicly announces its intention to effect any exchange,

4

recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (f) after the effectiveness of the Registration Statement, the Triggering Equity Conditions fail to be satisfied for five or more Trading Days (which need not be consecutive Trading Days); (g) the Company or any Subsidiary fails to make any cash payment required under any Transaction Document to which it is a party and such failure is not cured within five days after notice of such default is first given to the Company by a Holder; (h) the Company or any Subsidiary defaults in the timely performance of any other material obligation under any Transaction Document to which it is a party and such default continues uncured for a period of fifteen days after the date on which notice of such default is first given to the Company by a Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within fifteen days); (i) the Company or any Subsidiary breaches in any material respect any of its representations or warranties under any Transaction Document to which it is a party; or (j) any change, event or circumstance that has had or could reasonably be expected to result in a Material Adverse Effect.

2.             Principal and Interest.

(a)           The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a rate equal to the Prime Rate on the applicable Interest Payment Date plus 75 basis points (.75%) minus the Interest Factor per annum, as the same may be adjusted from time to time pursuant to the terms hereof, but in no event less than zero (the “Interest Rate”).  The Interest Factor on any date shall equal (i) if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is greater than the Conversion Price on such date, the result of (A) the integer result of (x) the Current Market Price on such date minus the Conversion Price on such date, (y) divided by the Conversion Price on such date and (z) multiplied by four, (B) multiplied by 50 basis points (0.5%), and (ii) if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is not greater than the Conversion Price on such date, zero; provided, however, that if the Interest Rate Equity Conditions are not satisfied on such date, the Interest Factor shall be deemed to be zero.  By way of example of the foregoing calculation, if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is greater than the Conversion Price and the Interest Rate Equity Conditions are met as of such date, the Prime Rate is 6.0%, the Current Market Price on such date is $4.65 and the Conversion Price on such date is $3.00, then the result of clause (A) above shall be the result of $4.65 minus $3.00, or $1.65, divided by $3.00, resulting in 0.55, multiplied by four, resulting in 2.2, and retaining the integer portion, resulting in 2.0.  In such instance, the Interest Factor would be 2.0 multiplied by 50 basis points (0.5%), or 100 basis points (1.0%), and the Interest Rate would be 6.0%, plus 75 basis points (.75%), minus 100 basis points (1.0%), or 5.75%.  Interest shall be payable either (i) quarterly in arrears in cash on each of March 31, June 30, September 30 and December 31, except if such date is not a Trading Day in which case such interest shall be payable on the next succeeding Trading Day (each, an “Interest Payment Date”), or (ii) at the Company’s option, annually in advance on any Interest Payment Date.  The first Interest Payment Date shall be [June 30], 2007.  During the pendancy of any Event of Default, the Interest Rate shall equal 18%.

(b)           The Company shall pay the principal balance of this Note to the Holder in 30 equal monthly installments (each, a “Monthly Installment”) commencing on [November   ,

5

2008](1) (or such later date as the Holder may, in its sole discretion, determine by written notice to the Company) and continuing each month thereafter, except if such date is not a Trading Day in which case such Monthly Installment shall be payable on the next succeeding Trading Day (each, a “Principal Payment Date”), until the outstanding principal balance of this Note has been paid in full.  If the Holder elects to convert any portion of the principal amount of this Note, that amount shall be applied as a credit to the next succeeding Monthly Installment or Monthly Installments, as applicable, or such other Monthly Installment(s) as specified by the Holder.

(1)   The date that is 18 months after the Closing Date.

(c)           Unless the Holder otherwise consents in writing, the Company shall pay each Monthly Installment by issuing shares of Common Stock if, and only if (i) all of the Equity Conditions are satisfied on the applicable Principal Payment Date and, with respect to clause (iii) of the Equity Conditions, at all times during the 30 days preceding the applicable Principal Payment Date (or the Holder otherwise waives in writing any of the Equity Conditions) and (ii) the arithmetic average of the VWAP for each of the fifteen (15) consecutive Trading Days prior to such Principal Payment Date is greater than 110% of the Conversion Price then in effect; provided, however, that, unless and to the extent waived by the Holder, the aggregate number of shares issuable by the Company to the Holder as payment in respect of such Monthly Installment shall not exceed 50% of the arithmetic average of the Daily Trading Volume for each of the 20 consecutive Trading Days preceding such Principal Payment Date.  Any Monthly Installment or any portion thereof that is not required or permitted to be paid in Common Stock pursuant to this Section 2(c) shall be paid by the Company in cash on the applicable Principal Payment Date.

(d)           In the event that the Company pays a Monthly Installment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be issued to the Holder as payment for such Monthly Installment (or any portion thereof) shall be determined by dividing the Monthly Installment (or any portion thereof) by the Conversion Price (as adjusted in accordance herewith) and rounding up to the nearest whole share, and paid to the Holder in accordance with Section 2(e) below.

(e)           In the event that a Monthly Installment (or any portion thereof) is paid in Common Stock, the Company shall on such Principal Payment Date (i) issue (or cause to be issued) and deliver (or cause to be delivered) to the Holder a certificate, bearing the restrictive legends set forth herein, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) at all times after (x) the Company is eligible to deliver the shares of Common Stock electronically through The Depository Trust Company (the “DTC”) and (y) the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission System.

(f)            Notwithstanding the foregoing, the Holder may elect to defer (i) any Monthly Installment prior to its Principal Payment Date and/or (ii) with the Company’s consent, any interest payment prior to its Interest Payment Date.  If the Holder elects to defer a Monthly Installment and/or, upon the Company’s consent, an interest payment, the Company shall pay such deferred Monthly Installment and/or interest payment, as applicable, (together with all other

6

amounts that may be due and payable by the Company) on the Maturity Date or such earlier date as the Holder may otherwise elect in writing (but not prior to the Principal Payment Date or, if applicable, the Interest Payment Date, when it was otherwise due).  If the Holder elects to defer the interest payable on an Interest Payment Date, and the Company consents to such deferral, such deferred interest shall be added to the aggregate principal amount of this Note as of such Interest Payment Date and shall be payable in accordance with this Section 2.

3.             Ranking and Covenants.

(a)           Except for Permitted Indebtedness (as defined in Section 4.10(a) of the Purchase Agreement) (i) no Indebtedness of the Company is senior to or on a parity with this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, and (ii) the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(b)           So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition of its capital stock (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in Section 3.1(g) of the Purchase Agreement), except for the redemption of the Company’s Series D Preferred Stock pursuant to its terms in effect on the date hereof at an aggregate purchase price not to exceed $250,000 or (ii) issue any Floating Price Security (as defined in Section 10(d)(ii)).

(c)           If, at any time while any Note is outstanding, the Company or any Subsidiary (i) issues or incurs any Indebtedness for borrowed money, including, without limitation, Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, or (ii) effects any Subsequent Placement, the Company shall notify the Holder of such event and offer (which offer shall remain open for 10 Trading Days) to repurchase an amount of this Note from the Holder having an aggregate price (as determined below) equal to the lesser of (A) the aggregate amount of such Indebtedness or Subsequent Placement, and (B) the aggregate amount required to repurchase this entire Note pursuant to this Section 3(c).  All Notes repurchased under this Section 3(c) shall be repurchased at a price equal to 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment; provided that, in the event (i) the Equity Conditions are not satisfied on the date of such repurchase solely because a Registration Statement covering the resale of the Underlying Shares of the repurchased Notes is delayed pursuant to the provisions of Section 6.1(a) of the Purchase Agreement and Rule 415, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the sum of (1) 62.5% of the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment and (2) 50% of the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion) or (ii) the Equity Conditions are not satisfied on the date of such repurchase (for any reason other than as specified

7

in clause (i) above) or, with respect to clause (iii) of the Equity Conditions, were not satisfied at all times during the 20 Trading Days immediately preceding and including such date, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion).

(d)           The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) each Note (taking into account the adjustments set forth in Section 10 and disregarding any limitations set forth in Section 6(b)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder.  The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company may not prepay, repurchase or redeem all or any portion of this Note except as specified herein, or as provided for in Sections 4.6(d) and 4.11 of the Purchase Agreement.

4.             Registration of Notes.  The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

5.             Registration of Transfers and Exchanges.  This Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note and the Purchase Agreement.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein.  Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

6.             Conversion.

(a)           At the Option of the Holder.  All or any portion of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date.  The

8

number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.  The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the “Conversion Schedule”).  If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted.

(b)           Certain Conversion Restrictions.  The number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% (or such lower percentage if Section 16 of the Exchange Act (or any successor thereto) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

7.             Mechanics of Conversion; Restrictive Legends.

(a)           Upon conversion of this Note, the Company shall promptly (but in no event later than five Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion.  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.  The Company shall, upon request of the Holder, subject to applicable securities laws, use commercially reasonable efforts to deliver the Underlying Shares hereunder electronically through the DTC.

(b)           The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount; provided that the cancellation of the original Note shall not be deemed effective until a certificate for such Underlying Shares is delivered to the Holder, or the Holder or its designee receives a credit for such Underlying Shares to its balance account with the DTC through its Deposit Withdrawal Agent Commission System.  Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

9

(c)           The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares (other than such limitations contemplated by this Note).

(d)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), then the Holder will have the right to rescind such conversion.

(e)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall either (i) pay cash to the Holder (in addition to any other remedies available to or elected by the Holder) in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

Each certificate for Underlying Shares shall bear a restrictive legend to the extent required and as provided in the Purchase Agreement and any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the holder thereof (which opinion shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

8.             Events of Default.

(a)           “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the

10

date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);

(ii)           the Company or any Subsidiary defaults in any of its covenants or other obligations in respect of (A) any Permitted Indebtedness or (B) any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $500,000, whether such Indebtedness now exists or is hereafter created, and any such default is not cured within the time permitted by such agreements; or any event or circumstance occurs that with notice or lapse of time would constitute such a default.

(iii)          the Company or any Subsidiary is in default under any contract or agreement, financial or otherwise, between the Company or any Subsidiary, as applicable, and any other Person and such default involves claimed actual damages in excess of $2,500,000 or the other party thereto commences litigation or arbitration proceedings to exercise its rights and remedies under such contract or agreement as a consequence of such default and such default is not waived or cured within 90 days of the occurrence thereof;

(iv)          there is entered against the Company or any Subsidiary (A) a final judgment or order or settlement for the payment of money in an aggregate amount exceeding $1,500,000, except to the extent such amounts have been paid to or on behalf of the Company or such Subsidiary by its respective insurer(s), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiary;

(v)           any provision of any Transaction Document, at any time after the Original Issue Date, and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect; or the Company or any Subsidiary contests in any manner the validity or enforceability of any Transaction Document or any provision thereof; or the Company or any Subsidiary denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Documents;

(vi)          any Security Agreement ceases to give the Agent (as defined in the Security Agreements) the primary benefits thereof, including a perfected, enforceable first priority security interest in, and Lien on, all of the Collateral (as defined therein);

(vii)         the occurrence of a Triggering Event; or

(viii)        the occurrence of a Bankruptcy Event.

At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an “Event Notice”), to require the Company to

11

repurchase all or any portion of (i) the outstanding principal amount of this Note, at a purchase price equal to 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment; provided that if the Equity Conditions are not satisfied on the date of such repurchase and for the 20 Trading Days immediately preceding such date, such Notes shall be repurchased at a price equal to the greater of the price set forth in the foregoing clause and the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion) and (ii) any Underlying Shares issued to the Holder upon conversion of Notes and then owned by the Holder, at a price per share equal to the Event Equity Value of such issuable and issued Underlying Shares.  The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.”  The Company shall pay the Event Price to the Holder no later than the fifth Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).  The Company’s obligation to pay the Event Price shall be unconditional and unaffected by any subsequent event (including without limitation any cure of any Event of Default).

(b)           Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 8(a) shall immediately become due and payable in full in cash, without any further action by the Holder.

(c)           In connection with any Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right incidental thereto.

9.             Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

10.           Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than with respect to the payment of accrued dividends in shares of Common Stock that are required or permitted

12

under the terms of the Company’s Series C Preferred Stock in effect as of May 3, 2007), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 10(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in  Section 10(c)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Company shall deliver to the Holder (on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to the date on which holders of Common Stock became entitled to receive such Distributed Property.

(c)           Fundamental Changes.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 10(a)), or (v) there is a Change of Control (each case in clauses (i) through (v) above, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive (except to the extent previously distributed to the Holder pursuant to Section 10(b)), for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change.  In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)            this Note shall thereafter entitle the Holder to purchase the Alternate Consideration;

13

(y)           in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the other Transaction Documents; and

(z)            if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request,  any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 10(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.  If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder, the Company (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request, equal to the greater of (x) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (y) the Black-Scholes value of this Note; provided that if the Equity Conditions are not satisfied on the date of such repurchase and, with respect to clause (iii) of the Equity Conditions, for the 20 Trading Days immediately preceding such date, such Notes shall be repurchased at a price equal to the greater of (I) the price set forth in the foregoing clause and (II) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion).

(d)           Subsequent Equity Sales.

(i)            If, at any time while this Note is outstanding, the Company directly or indirectly issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially

14

issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)           If, at any time while this Note is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any issuances of Excluded Stock, any Approved Issuance or the payment of accrued dividends in shares of Common Stock that are required or permitted under the terms of the Company’s Series C Preferred Stock in effect as of May 3, 2007.

(e)           Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 Trading Days prior to the applicable record or effective date on

15

which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction.

11.           No Fractional Shares.  The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note.  If any fraction of an Underlying Share would, except for the provisions of this Section 11, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

12.           Notices.  Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 12.

13.           Miscellaneous.

(a)           This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)           Subject to Section 13(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

(c)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY

16

MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)           The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)            In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

(g)           This Note, together with the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Holders or, in the case of a waiver, by the Majority Holders.  Any waiver executed by the Majority Holders shall be binding on the Company and all Holders.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  The restrictions set forth in Section 6(b) hereof may not be amended or waived.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS]

17

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

INTERNET COMMERCE CORPORATION

By
Name:
Title:

18

Schedule 1

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of  Senior Secured Convertible Notes (the “Notes”) into shares of common stock, no par value (the “Common Stock”), of Internet Commerce Corporation, a Delaware corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal amount of Notes owned prior to conversion

Principal amount of Notes to be converted (including accrued but unpaid interest thereon)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Principal amount of Notes owned subsequent to Conversion

Name of Holder

By
Name:
Title:

19

Schedule 2

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Senior Secured Convertible Notes issued by Internet Commerce Corporation

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion

20

EXHIBIT C-1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

No. [ ]	$[ ]
Date: [ ] [ ], 2007

INTERNET COMMERCE CORPORATION
SERIES B SENIOR SECURED CONVERTIBLE NOTE DUE

[             ] [    ], 2011

THIS NOTE is one of a series of duly authorized and issued senior secured promissory notes of Internet Commerce Corporation, a Delaware corporation (the “Company”), designated as its Series B Senior Secured Convertible Notes due [                ] [    ](1), 2011, in the aggregate principal amount of $[                     ] (collectively, the “Notes”), issued pursuant to that certain Securities Purchase Agreement dated May 3, 2007, by and among the Company and the Purchasers named therein (the “Purchase Agreement”).

FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the “Holder”), the principal sum of [                ] Dollars $(               ), on [           ] [     ], 2011 (the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.  In addition, the Company shall pay to the order of the Holder interest on any principal or interest payable hereunder that is not paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).

(1) Four-year anniversary from the Original Issue Date.

Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 13 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 13.

The Holder is entitled to the benefits of the Security Agreements and the Guaranty.

1.             Definitions.  In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation) of any property, by the Company or any Subsidiary and (b) any issuance or sale of any Equity Interests of the Company or any Subsidiary of the Company, in each case, to any person other than the Purchasers.  Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”:  (i) sales of inventory and dispositions of cash and cash equivalents, (ii) any disposition of property that constitutes a Casualty Event, or (iii) any other conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation) of any property, by the Company for fair market value resulting in not more than $500,000 in net cash proceeds per asset sale (or series of related asset sales) and not more than $500,000 in net cash proceeds in any fiscal year; provided that this clause (iv) shall not apply in the case of any asset sale described in clause (b) of the definition of Asset Sale.

“Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Company.

“Company Prepayment Price” for any Notes which shall be subject to prepayment pursuant to Section 8, shall equal the sum of: (i) the 112.5% of the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Notes.

“Conversion Date” means the date a Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) together with a Conversion Schedule pursuant to Section 6(a).

“Conversion Notice” means a written notice in the form attached hereto as Schedule 1.

2

“Conversion Price” means [            ](1), subject to adjustment from time to time pursuant to Section 11.

“Current Market Price” means, on any calculation date, the arithmetic average of the VWAPs for each of the 20 consecutive Trading Days immediately preceding the applicable date.

“Daily Trading Volume” means on any given Trading Day the total volume of Common Stock traded on an Eligible Market as reported by Bloomberg L.P.

“Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering the Underlying Shares, or all such shares may be sold without volume restrictions pursuant to Rule 144 under the Securities Act or are eligible for sale under Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 6(b) hereof or the rules or regulations of any Trading Market; (v) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (vi) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (viii) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Event Equity Value” means the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the

(1) 120% of the lesser of (i) the arithmetic average of the VWAPs for the ten consecutive Trading Days prior to the Original Issue Date (ii) the Closing Price on the Trading Day immediately prior to April 14, 2007 and (iii) the Closing Price on the Trading Day immediately preceding the Original Issue Date.

3

Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Interest Rate” has the meaning set forth in Section 2(a) herein.

“Interest Rate Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) an amount of such shares of Common Stock equal to the maximum amount issuable in lieu of cash pursuant to Sections 2(c) and (d) of any of the then outstanding Notes for the next six Monthly Installments of all of the then outstanding Notes are registered for resale by the Holder and may be sold by the Holder pursuant to a Registration Statement which is then effective covering that portion of the Underlying Shares, or all such shares may be sold without volume restrictions pursuant to Rule 144 under the Securities Act or are eligible for sale under Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (v) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (vi) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (vii) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Majority Holders” means Holders of a majority of the outstanding principal amount of all Notes.

“Original Issue Date” means [                ] [    ], 2007, regardless of the number of transfers of any particular Note and regardless of the number of new Notes that may be issued in respect of such transfers.

4

“Prime Rate” means the interest rate on the Interest Payment Date that is published by The Wall Street Journal as the prime lending rate; provided, if The Wall Street Journal ceases to publish an interest rate as the prime lending rate (or similar designation), the Prime Rate shall mean the prime lending rate established from time to time by Citibank, N.A. or its successor.

“Triggering Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (iv) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (v) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (vi) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Triggering Event” means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of 10 or more Trading Days (which need not be consecutive Trading Days) in any 12 month period; (b) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Notes and Warrants or fails to have full authority, including under all laws, rules and regulations of any Trading Market, to issue such Underlying Shares; (d) at any time after the Closing Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (e) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (f) after the effectiveness of the Registration Statement, the Triggering Equity Conditions fail to be satisfied for five or more Trading Days (which need not be consecutive Trading Days); (g) the Company or any Subsidiary fails to make any cash payment required under any Transaction Document to which it is a party and such failure is not cured within five days after notice of such default is first given to the Company by a Holder; (h) the Company or any Subsidiary defaults in the timely performance of any other material obligation under any Transaction Document to which it is a party and such default continues uncured for a period of fifteen days after the date on which notice of such default is first given to the Company by a

5

Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within fifteen days); (i) the Company or any Subsidiary breaches in any material respect any of its representations or warranties under any Transaction Document to which it is a party; or (j) any change, event or circumstance that has had or could reasonably be expected to result in a Material Adverse Effect.

2.             Principal and Interest.

(a)           The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a rate equal to the Prime Rate on the applicable Interest Payment Date plus 300 basis points (3.0%) minus the Interest Factor per annum, as the same may be adjusted from time to time pursuant to the terms hereof, but in no event less than zero (the “Interest Rate”).  The Interest Factor on any date shall equal (i) if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is greater than the Conversion Price on such date, the result of (A) the integer result of (x) the Current Market Price on such date minus the Conversion Price on such date, (y) divided by the Conversion Price on such date and (z) multiplied by four, (B) multiplied by 50 basis points (0.5%), and (ii) if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is not greater than the Conversion Price on such date, zero; provided, however, that if the Interest Rate Equity Conditions are not satisfied on such date, the Interest Factor shall be deemed to be zero.  By way of example of the foregoing calculation, if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is greater than the Conversion Price and the Interest Rate Equity Conditions are met as of such date, the Prime Rate is 6.0%, the Current Market Price on such date is $4.65 and the Conversion Price on such date is $3.00, then the result of clause (A) above shall be the result of $4.65 minus $3.00, or $1.65, divided by $3.00, resulting in 0.55, multiplied by four, resulting in 2.2, and retaining the integer portion, resulting in 2.0.  In such instance, the Interest Factor would be 2.0 multiplied by 50 basis points (0.5%), or 100 basis points (1.0%), and the Interest Rate would be 6.0%, plus 300 basis points (3.0%), minus 100 basis points (1.0%), or 8.00%.  Interest shall be payable either (i) quarterly in arrears in cash on each of March 31, June 30, September 30 and December 31, except if such date is not a Trading Day in which case such interest shall be payable on the next succeeding Trading Day (each, an “Interest Payment Date”), or (ii) at the Company’s option, annually in advance on any Interest Payment Date.  The first Interest Payment Date shall be [June 30], 2007.  During the pendancy of any Event of Default, the Interest Rate shall equal 18%.

(b)           The Company shall pay the principal balance of this Note to the Holder in 30 equal monthly installments (each, a “Monthly Installment”) commencing on [November      , 2008](1) (or such later date as the Holder may, in its sole discretion, determine by written notice to the Company) and continuing each month thereafter, except if such date is not a Trading Day in which case such Monthly Installment shall be payable on the next succeeding Trading Day (each, a “Principal Payment Date”), until the outstanding principal balance of this Note has been paid in full.  If the Holder elects to convert any portion of the principal amount of this Note, that amount shall be applied as a credit to the next succeeding Monthly Installment or Monthly Installments, as applicable, or such other Monthly Installment(s) as specified by the Holder.

(1)           The date that is 18 months after the Closing Date.

6

(c)           Unless the Holder otherwise consents in writing, the Company shall pay each Monthly Installment by issuing shares of Common Stock if, and only if (i) all of the Equity Conditions are satisfied on the applicable Principal Payment Date and, with respect to clause (iii) of the Equity Conditions, at all times during the 30 days preceding the applicable Principal Payment Date (or the Holder otherwise waives in writing any of the Equity Conditions) and (ii) the arithmetic average of the VWAP for each of the fifteen (15) consecutive Trading Days prior to such Principal Payment Date is greater than 110% of the Conversion Price then in effect; provided, however, that, unless and to the extent waived by the Holder, the aggregate number of shares issuable by the Company to the Holder as payment in respect of such Monthly Installment shall not exceed 50% of the arithmetic average of the Daily Trading Volume for each of the 20 consecutive Trading Days preceding such Principal Payment Date.  Any Monthly Installment or any portion thereof that is not required or permitted to be paid in Common Stock pursuant to this Section 2(c) shall be paid by the Company in cash on the applicable Principal Payment Date.

(d)           In the event that the Company pays a Monthly Installment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be issued to the Holder as payment for such Monthly Installment (or any portion thereof) shall be determined by dividing the Monthly Installment (or any portion thereof) by the Conversion Price (as adjusted in accordance herewith) and rounding up to the nearest whole share, and paid to the Holder in accordance with Section 2(e) below.

(e)           In the event that a Monthly Installment (or any portion thereof) is paid in Common Stock, the Company shall on such Principal Payment Date (i) issue (or cause to be issued) and deliver (or cause to be delivered) to the Holder a certificate, bearing the restrictive legends set forth herein, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) at all times after (x) the Company is eligible to deliver the shares of Common Stock electronically through The Depository Trust Company (the “DTC”) and (y) the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission System.

(f)            Notwithstanding the foregoing, the Holder may elect to defer (i) any Monthly Installment prior to its Principal Payment Date and/or (ii) with the Company’s consent, any interest payment prior to its Interest Payment Date.  If the Holder elects to defer a Monthly Installment and/or, upon the Company’s consent, an interest payment, the Company shall pay such deferred Monthly Installment and/or interest payment, as applicable, (together with all other amounts that may be due and payable by the Company) on the Maturity Date or such earlier date as the Holder may otherwise elect in writing (but not prior to the Principal Payment Date or, if applicable, the Interest Payment Date, when it was otherwise due).  If the Holder elects to defer the interest payable on an Interest Payment Date, and the Company consents to such deferral, such deferred interest shall be added to the aggregate principal amount of this Note as of such Interest Payment Date and shall be payable in accordance with this Section 2.

7

3.             Ranking and Covenants.

(a)           Except for Permitted Indebtedness (as defined in Section 4.10(a) of the Purchase Agreement) (i) no Indebtedness of the Company is senior to or on a parity with this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, and (ii) the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(b)           So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition of its capital stock (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in Section 3.1(g) of the Purchase Agreement), except for the redemption of the Company’s Series D Preferred Stock pursuant to its terms in effect on the date hereof at an aggregate purchase price not to exceed $250,000 or (ii) issue any Floating Price Security (as defined in Section 11(d)(ii)).

(c)           If, at any time while any Note is outstanding, the Company or any Subsidiary (i) issues or incurs any Indebtedness for borrowed money, including, without limitation, Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, or (ii) effects any Subsequent Placement, the Company shall notify the Holder of such event and offer (which offer shall remain open for 10 Trading Days) to repurchase an amount of this Note from the Holder having an aggregate price (as determined below) equal to the lesser of (A) the aggregate amount of such Indebtedness or Subsequent Placement, and (B) the aggregate amount required to repurchase this entire Note pursuant to this Section 3(c).  All Notes repurchased under this Section 3(c) shall be repurchased at a price equal to 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment; provided that, in the event (i) the Equity Conditions are not satisfied on the date of such repurchase solely because a Registration Statement covering the resale of the Underlying Shares of the repurchased Notes is delayed pursuant to the provisions of Section 6.1(a) of the Purchase Agreement and Rule 415, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the sum of (1) 62.5% of the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment and (2) 50% of the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion) or (ii) the Equity Conditions are not satisfied on the date of such repurchase (for any reason other than as specified in clause (i) above) or, with respect to clause (iii) of the Equity Conditions, were not satisfied at all times during the 20 Trading Days immediately preceding and including such date, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion).

(d)           The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares

8

which are then issuable and deliverable upon the conversion of (and otherwise in respect of) each Note (taking into account the adjustments set forth in Section 11 and disregarding any limitations set forth in Section 6(b)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder.  The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company may not prepay, repurchase or redeem all or any portion of this Note except as specified herein, or as provided for in Sections 4.6(d) and 4.11 of the Purchase Agreement.

4.             Registration of Notes.  The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

5.             Registration of Transfers and Exchanges.  This Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note and the Purchase Agreement.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein.  Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

6.             Conversion.

(a)           At the Option of the Holder.  All or any portion of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date.  The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.  The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the “Conversion Schedule”).  If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted.

9

(b)           Certain Conversion Restrictions.  The number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% (or such lower percentage if Section 16 of the Exchange Act (or any successor thereto) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

7.             Mechanics of Conversion; Restrictive Legends.

(a)           Upon conversion of this Note, the Company shall promptly (but in no event later than five Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion.  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.  The Company shall, upon request of the Holder, subject to applicable securities laws, use commercially reasonable efforts to deliver the Underlying Shares hereunder electronically through the DTC.

(b)           The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount; provided that the cancellation of the original Note shall not be deemed effective until a certificate for such Underlying Shares is delivered to the Holder, or the Holder or its designee receives a credit for such Underlying Shares to its balance account with the DTC through its Deposit Withdrawal Agent Commission System.  Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

(c)           The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares (other than such limitations contemplated by this Note).

10

(d)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), then the Holder will have the right to rescind such conversion.

(e)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall either (i) pay cash to the Holder (in addition to any other remedies available to or elected by the Holder) in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

Each certificate for Underlying Shares shall bear a restrictive legend to the extent required and as provided in the Purchase Agreement and any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the holder thereof (which opinion shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

8.             Prepayment.  Upon delivery of a written notice to the Holder (a “Company Prepayment Notice” and the date such notice is delivered by the Company, the “Company Notice Date”), provided there is an Asset Sale, the Company shall be entitled to prepay, for an amount in cash equal to the Company Prepayment Price, a portion of the outstanding principal amount of this Note up an amount not to exceed the lesser of the net cash proceeds received from the Asset Sale and $15,000,000 less any prior repayment or repurchasing of Series B Notes.  The Holder may, within five Trading Days of its receipt of the Company Prepayment Notice, convert any portion of the outstanding principal amount of this Note and any accrued and unpaid interest thereon subject to a Company Prepayment Notice.  Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice.  Notwithstanding anything to the contrary, if the Equity Conditions are not satisfied on the applicable Company Notice Date, the Company must receive the Holder’s written consent prior to any prepayment made pursuant to this Section 8.

9.             Events of Default.

(a)           “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

11

(i)            any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);

(ii)           the Company or any Subsidiary defaults in any of its covenants or other obligations in respect of (A) any Permitted Indebtedness or (B) any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $500,000, whether such Indebtedness now exists or is hereafter created, and any such default is not cured within the time permitted by such agreements; or any event or circumstance occurs that with notice or lapse of time would constitute such a default.

(iii)          the Company or any Subsidiary is in default under any contract or agreement, financial or otherwise, between the Company or any Subsidiary, as applicable, and any other Person and such default involves claimed actual damages in excess of $2,500,000 or the other party thereto commences litigation or arbitration proceedings to exercise its rights and remedies under such contract or agreement as a consequence of such default and such default is not waived or cured within 90 days of the occurrence thereof;

(iv)          there is entered against the Company or any Subsidiary (A) a final judgment or order or settlement for the payment of money in an aggregate amount exceeding $1,500,000, except to the extent such amounts have been paid to or on behalf of the Company or such Subsidiary by its respective insurer(s), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiary;

(v)           any provision of any Transaction Document, at any time after the Original Issue Date, and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect; or the Company or any Subsidiary contests in any manner the validity or enforceability of any Transaction Document or any provision thereof; or the Company or any Subsidiary denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Documents;

(vi)          any Security Agreement ceases to give the Agent (as defined in the Security Agreements) the primary benefits thereof, including a perfected, enforceable first priority security interest in, and Lien on, all of the Collateral (as defined therein);

(vii)         the occurrence of a Triggering Event; or

12

(viii)        the occurrence of a Bankruptcy Event.

At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an “Event Notice”), to require the Company to repurchase all or any portion of (i) the outstanding principal amount of this Note, at a purchase price equal to 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment; provided that if the Equity Conditions are not satisfied on the date of such repurchase and for the 20 Trading Days immediately preceding such date, such Notes shall be repurchased at a price equal to the greater of the price set forth in the foregoing clause and the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion) and (ii) any Underlying Shares issued to the Holder upon conversion of Notes and then owned by the Holder, at a price per share equal to the Event Equity Value of such issuable and issued Underlying Shares.  The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.”  The Company shall pay the Event Price to the Holder no later than the fifth Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).  The Company’s obligation to pay the Event Price shall be unconditional and unaffected by any subsequent event (including without limitation any cure of any Event of Default).

(b)           Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 9(a) shall immediately become due and payable in full in cash, without any further action by the Holder.

(c)           In connection with any Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right incidental thereto.

10.           Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

11.           Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 11.

13

(a)           Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than with respect to the payment of accrued dividends in shares of Common Stock that are required or permitted under the terms of the Company’s Series C Preferred Stock in effect as of May 3, 2007), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 11(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 11(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in  Section 11(c)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Company shall deliver to the Holder (on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to the date on which holders of Common Stock became entitled to receive such Distributed Property.

(c)           Fundamental Changes.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 11(a)), or (v) there is a Change of Control (each case in clauses (i) through (v) above, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive (except to the extent previously distributed to the Holder pursuant to Section 11(b)), for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change.  In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

14

(x)            this Note shall thereafter entitle the Holder to purchase the Alternate Consideration;

(y)           in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the other Transaction Documents; and

(z)            if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request,  any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 11(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.  If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder, the Company (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request, equal to the greater of (x) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (y) the Black-Scholes value of this Note.; provided that if the Equity Conditions are not satisfied on the date of such repurchase and, with respect to clause (iii) of the Equity Conditions, for the 20 Trading Days immediately preceding such date, such Notes shall be repurchased at a price equal to the greater of (I) the price set forth in the foregoing clause and (II) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion).

(d)           Subsequent Equity Sales.

(i)            If, at any time while this Note is outstanding, the Company directly or indirectly issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Conversion Price (as adjusted

15

hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)           If, at any time while this Note is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any issuances of Excluded Stock, any Approved Issuance or the payment of accrued dividends in shares of Common Stock that are required or permitted under the terms of the Company’s Series C Preferred Stock in effect as of May 3, 2007.

(e)           Calculations.  All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Change or (iii) authorizes the

16

voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction.

12.           No Fractional Shares.  The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note.  If any fraction of an Underlying Share would, except for the provisions of this Section 12, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

13.           Notices.  Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 13.

14.           Miscellaneous.

(a)           This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)           Subject to Section 14(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

(c)           Governing Law; Venue; Waiver Of Jury Trial.  all questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the state of new york, without regard to the principles of conflicts of law thereof.  each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not

17

personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  the company hereby waives all rights to a trial by jury.

(d)           The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)            In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

(g)           This Note, together with the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Holders or, in the case of a waiver, by the Majority Holders.  Any waiver executed by the Majority Holders shall be binding on the Company and all Holders.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  The restrictions set forth in Section 6(b) hereof may not be amended or waived.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

INTERNET COMMERCE CORPORATION

By
Name:
Title:

19

Schedule 1

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of  Senior Secured Convertible Notes (the “Notes”) into shares of common stock, no par value (the “Common Stock”), of Internet Commerce Corporation, a Delaware corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal amount of Notes owned prior to conversion

Principal amount of Notes to be converted (including accrued but unpaid interest thereon)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Principal amount of Notes owned subsequent to Conversion

Name of Holder

By
Name:
Title:

20

Schedule 2

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Senior Secured Convertible Notes issued by Internet Commerce Corporation

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion

21

Exhibit C-2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

No. [ ]	$[ ]
Date: [ ] [ ], 2007

INTERNET COMMERCE CORPORATION
SERIES A-1 SENIOR SECURED CONVERTIBLE NOTE DUE

[             ] [    ], 2011

THIS NOTE is one of a series of duly authorized and issued senior secured promissory notes of Internet Commerce Corporation, a Delaware corporation (the “Company”), designated as its Series A-1 Senior Secured Convertible Notes due [                  ] [     ](1), 2011, in the aggregate principal amount of $[                ] (collectively, the “Notes”), issued pursuant to that certain Securities Purchase Agreement dated May 3, 2007, by and among the Company and the Purchasers named therein (the “Purchase Agreement”).

FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the “Holder”), the principal sum of [                    ] Dollars $(                  ), on [               ] [    ], 2011 (the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.  In addition, the Company shall pay to the order of the Holder interest on any principal or interest payable hereunder that is not paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).

(1) Four-year anniversary from the Exercise Date of the applicable Additional Investment Right.

Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 12 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 12.

The Holder is entitled to the benefits of the Security Agreements and the Guaranty.

1.             Definitions.  In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

“Conversion Date” means the date a Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) together with a Conversion Schedule pursuant to Section 6(a).

“Conversion Notice” means a written notice in the form attached hereto as Schedule 1.

“Conversion Price” means [                    ](1), subject to adjustment from time to time pursuant to Section 10.

“Current Market Price” means, on any calculation date, the arithmetic average of the VWAPs for each of the 20 consecutive Trading Days immediately preceding the applicable date.

“Daily Trading Volume” means on any given Trading Day the total volume of Common Stock traded on an Eligible Market as reported by Bloomberg L.P.

“Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering the Underlying Shares, or all such shares may be sold without volume restrictions pursuant to Rule 144 under the Securities Act or are eligible for sale under Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 6(b) hereof or the rules or regulations of any Trading Market; (v) no Event of Default nor any event or circumstance that with the passage of time and without

(1) The lesser of (i) 120% of the arithmetic average of the VWAPs for the ten consecutive Trading Days prior to the Original Issue Date (ii) 120% the Closing Price on the Trading Day immediately prior to April 14, 2007 (iii) 120% of the Closing Price on the Trading Day immediately preceding the Original Issue Date and (iv) the Conversion Price then in effect on any Series A Note.

2

being cured would constitute an Event of Default has occurred and not been cured; (vi) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (viii) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Event Equity Value” means the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

“Interest Rate” has the meaning set forth in Section 2(a) herein.

“Interest Rate Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) an amount of such shares of Common Stock equal to the maximum amount issuable in lieu of cash pursuant to Sections 2(c) and (d) of any of the then outstanding Notes for the next six Monthly Installments of all of the then outstanding Notes are registered for resale by the Holder and may be sold by the Holder pursuant to a Registration Statement which is then effective covering that portion of the Underlying Shares, or all such shares may be sold without volume restrictions pursuant to Rule 144 under the Securities Act or are eligible for sale under Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (v) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (vi) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (vii) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the

3

extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Majority Holders” means Holders of a majority of the outstanding principal amount of all Notes.

“Original Issue Date” means [               ] [     ], 2007, regardless of the number of transfers of any particular Note and regardless of the number of new Notes that may be issued in respect of such transfers.

“Prime Rate” means the interest rate on the Interest Payment Date that is published by The Wall Street Journal as the prime lending rate; provided, if The Wall Street Journal ceases to publish an interest rate as the prime lending rate (or similar designation), the Prime Rate shall mean the prime lending rate established from time to time by Citibank, N.A. or its successor.

“Triggering Equity Conditions” means, with respect to Common Stock issuable pursuant to the Transaction Documents (including, without limitation, upon conversion or exercise in full of the Notes and Warrants), that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iii) no Event of Default nor any event or circumstance that with the passage of time and without being cured would constitute an Event of Default has occurred and not been cured; (iv) neither the Company nor any Subsidiary is in default or has breached any material obligation under any Transaction Document; (v) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated; and (vi) the Company has confirmed to Holder that the Company has not provided Holder with what the Company believes could be deemed material, non-public information, except to the extent requested and received by the Holder pursuant to Section 4.18 of the Purchase Agreement.

“Triggering Event” means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of 10 or more Trading Days (which need not be consecutive Trading Days) in any 12 month period; (b) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Notes and Warrants or fails to have full authority, including under all laws, rules and regulations of any Trading Market, to issue such Underlying Shares; (d) at any time after the Closing Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (e) the Company effects or publicly announces its intention to effect any exchange,

4

recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (f) after the effectiveness of the Registration Statement, the Triggering Equity Conditions fail to be satisfied for five or more Trading Days (which need not be consecutive Trading Days); (g) the Company or any Subsidiary fails to make any cash payment required under any Transaction Document to which it is a party and such failure is not cured within five days after notice of such default is first given to the Company by a Holder; (h) the Company or any Subsidiary defaults in the timely performance of any other material obligation under any Transaction Document to which it is a party and such default continues uncured for a period of fifteen days after the date on which notice of such default is first given to the Company by a Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within fifteen days); (i) the Company or any Subsidiary breaches in any material respect any of its representations or warranties under any Transaction Document to which it is a party; or (j) any change, event or circumstance that has had or could reasonably be expected to result in a Material Adverse Effect.

2.             Principal and Interest.

(a)           The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a rate equal to the Prime Rate on the applicable Interest Payment Date plus 75 basis points (.75%) minus the Interest Factor per annum, as the same may be adjusted from time to time pursuant to the terms hereof, but in no event less than zero (the “Interest Rate”).  The Interest Factor on any date shall equal (i) if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is greater than the Conversion Price on such date, the result of (A) the integer result of (x) the Current Market Price on such date minus the Conversion Price on such date, (y) divided by the Conversion Price on such date and (z) multiplied by four, (B) multiplied by 50 basis points (0.5%), and (ii) if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is not greater than the Conversion Price on such date, zero; provided, however, that if the Interest Rate Equity Conditions are not satisfied on such date, the Interest Factor shall be deemed to be zero.  By way of example of the foregoing calculation, if the VWAPs for each of the 20 consecutive Trading Days immediately preceding such date is greater than the Conversion Price and the Interest Rate Equity Conditions are met as of such date, the Prime Rate is 6.0%, the Current Market Price on such date is $4.65 and the Conversion Price on such date is $3.00, then the result of clause (A) above shall be the result of $4.65 minus $3.00, or $1.65, divided by $3.00, resulting in 0.55, multiplied by four, resulting in 2.2, and retaining the integer portion, resulting in 2.0.  In such instance, the Interest Factor would be 2.0 multiplied by 50 basis points (0.5%), or 100 basis points (1.0%), and the Interest Rate would be 6.0%, plus 75 basis points (.75%), minus 100 basis points (1.0%), or 5.75%.  Interest shall be payable either (i) quarterly in arrears in cash on each of March 31, June 30, September 30 and December 31, except if such date is not a Trading Day in which case such interest shall be payable on the next succeeding Trading Day (each, an “Interest Payment Date”), or (ii) at the Company’s option, annually in advance on any Interest Payment Date.  The first Interest Payment Date shall be [June 30], 2007.  During the pendancy of any Event of Default, the Interest Rate shall equal 18%.

(b)           The Company shall pay the principal balance of this Note to the Holder in 30 equal monthly installments (each, a “Monthly Installment”) commencing on [November     ,

5

2008](1) (or such later date as the Holder may, in its sole discretion, determine by written notice to the Company) and continuing each month thereafter, except if such date is not a Trading Day in which case such Monthly Installment shall be payable on the next succeeding Trading Day (each, a “Principal Payment Date”), until the outstanding principal balance of this Note has been paid in full.  If the Holder elects to convert any portion of the principal amount of this Note, that amount shall be applied as a credit to the next succeeding Monthly Installment or Monthly Installments, as applicable, or such other Monthly Installment(s) as specified by the Holder.

(c)           Unless the Holder otherwise consents in writing, the Company shall pay each Monthly Installment by issuing shares of Common Stock if, and only if (i) all of the Equity Conditions are satisfied on the applicable Principal Payment Date and, with respect to clause (iii) of the Equity Conditions, at all times during the 30 days preceding the applicable Principal Payment Date (or the Holder otherwise waives in writing any of the Equity Conditions) and (ii) the arithmetic average of the VWAP for each of the fifteen (15) consecutive Trading Days prior to such Principal Payment Date is greater than 110% of the Conversion Price then in effect; provided, however, that, unless and to the extent waived by the Holder, the aggregate number of shares issuable by the Company to the Holder as payment in respect of such Monthly Installment shall not exceed 50% of the arithmetic average of the Daily Trading Volume for each of the 20 consecutive Trading Days preceding such Principal Payment Date.  Any Monthly Installment or any portion thereof that is not required or permitted to be paid in Common Stock pursuant to this Section 2(c) shall be paid by the Company in cash on the applicable Principal Payment Date.

(d)           In the event that the Company pays a Monthly Installment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be issued to the Holder as payment for such Monthly Installment (or any portion thereof) shall be determined by dividing the Monthly Installment (or any portion thereof) by the Conversion Price (as adjusted in accordance herewith) and rounding up to the nearest whole share, and paid to the Holder in accordance with Section 2(e) below.

(e)           In the event that a Monthly Installment (or any portion thereof) is paid in Common Stock, the Company shall on such Principal Payment Date (i) issue (or cause to be issued) and deliver (or cause to be delivered) to the Holder a certificate, bearing the restrictive legends set forth herein, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) at all times after (x) the Company is eligible to deliver the shares of Common Stock electronically through The Depository Trust Company (the “DTC”) and (y) the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission System.

(f)            Notwithstanding the foregoing, the Holder may elect to defer (i) any Monthly Installment prior to its Principal Payment Date and/or (ii) with the Company’s consent, any interest payment prior to its Interest Payment Date.  If the Holder elects to defer a Monthly Installment and/or, upon the Company’s consent, an interest payment, the Company shall pay such deferred Monthly Installment and/or interest payment, as applicable, (together with all other

(1)           The date that is 18 months after the Exercise Date of the applicable Additional Investment Right.

6

amounts that may be due and payable by the Company) on the Maturity Date or such earlier date as the Holder may otherwise elect in writing (but not prior to the Principal Payment Date or, if applicable, the Interest Payment Date, when it was otherwise due).  If the Holder elects to defer the interest payable on an Interest Payment Date, and the Company consents to such deferral, such deferred interest shall be added to the aggregate principal amount of this Note as of such Interest Payment Date and shall be payable in accordance with this Section 2.

3.             Ranking and Covenants.

(a)           Except for Permitted Indebtedness (as defined in Section 4.10(a) of the Purchase Agreement) (i) no Indebtedness of the Company is senior to or on a parity with this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, and (ii) the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(b)           So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition of its capital stock (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in Section 3.1(g) of the Purchase Agreement), except for the redemption of the Company’s Series D Preferred Stock pursuant to its terms in effect on the date hereof at an aggregate purchase price not to exceed $250,000 or (ii) issue any Floating Price Security (as defined in Section 10(d)(ii)).

(c)           If, at any time while any Note is outstanding, the Company or any Subsidiary (i) issues or incurs any Indebtedness for borrowed money, including, without limitation, Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, or (ii) effects any Subsequent Placement, the Company shall notify the Holder of such event and offer (which offer shall remain open for 10 Trading Days) to repurchase an amount of this Note from the Holder having an aggregate price (as determined below) equal to the lesser of (A) the aggregate amount of such Indebtedness or Subsequent Placement, and (B) the aggregate amount required to repurchase this entire Note pursuant to this Section 3(c).  All Notes repurchased under this Section 3(c) shall be repurchased at a price equal to 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment; provided that, in the event (i) the Equity Conditions are not satisfied on the date of such repurchase solely because a Registration Statement covering the resale of the Underlying Shares of the repurchased Notes is delayed pursuant to the provisions of Section 6.1(a) of the Purchase Agreement and Rule 415, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the sum of (1) 62.5% of the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment and (2) 50% of the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion) or (ii) the Equity Conditions are not satisfied on the date of such repurchase (for any reason other than as specified

7

in clause (i) above) or, with respect to clause (iii) of the Equity Conditions, were not satisfied at all times during the 20 Trading Days immediately preceding and including such date, then, such Notes shall be repurchased at a price equal to the greater of (X) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (Y) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion).

(d)           The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) each Note (taking into account the adjustments set forth in Section 10 and disregarding any limitations set forth in Section 6(b)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder.  The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company may not prepay, repurchase or redeem all or any portion of this Note except as specified herein, or as provided for in Sections 4.6(d) and 4.11 of the Purchase Agreement.

4.             Registration of Notes.  The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

5.             Registration of Transfers and Exchanges.  This Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note and the Purchase Agreement.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein.  Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

6.             Conversion.

(a)           At the Option of the Holder.  All or any portion of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date.  The

8

number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.  The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the “Conversion Schedule”).  If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted.

(b)           Certain Conversion Restrictions.  The number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% (or such lower percentage if Section 16 of the Exchange Act (or any successor thereto) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

7.             Mechanics of Conversion; Restrictive Legends.

(a)           Upon conversion of this Note, the Company shall promptly (but in no event later than five Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion.  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.  The Company shall, upon request of the Holder, subject to applicable securities laws, use commercially reasonable efforts to deliver the Underlying Shares hereunder electronically through the DTC.

(b)           The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount; provided that the cancellation of the original Note shall not be deemed effective until a certificate for such Underlying Shares is delivered to the Holder, or the Holder or its designee receives a credit for such Underlying Shares to its balance account with the DTC through its Deposit Withdrawal Agent Commission System.  Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

9

(c)           The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares (other than such limitations contemplated by this Note).

(d)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), then the Holder will have the right to rescind such conversion.

(e)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall either (i) pay cash to the Holder (in addition to any other remedies available to or elected by the Holder) in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

Each certificate for Underlying Shares shall bear a restrictive legend to the extent required and as provided in the Purchase Agreement and any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the holder thereof (which opinion shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

8.             Events of Default.

(a)           “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the

10

date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);

(ii)           the Company or any Subsidiary defaults in any of its covenants or other obligations in respect of (A) any Permitted Indebtedness or (B) any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $500,000, whether such Indebtedness now exists or is hereafter created, and any such default is not cured within the time permitted by such agreements; or any event or circumstance occurs that with notice or lapse of time would constitute such a default.

(iii)          the Company or any Subsidiary is in default under any contract or agreement, financial or otherwise, between the Company or any Subsidiary, as applicable, and any other Person and such default involves claimed actual damages in excess of $2,500,000 or the other party thereto commences litigation or arbitration proceedings to exercise its rights and remedies under such contract or agreement as a consequence of such default and such default is not waived or cured within 90 days of the occurrence thereof;

(iv)          there is entered against the Company or any Subsidiary (A) a final judgment or order or settlement for the payment of money in an aggregate amount exceeding $1,500,000, except to the extent such amounts have been paid to or on behalf of the Company or such Subsidiary by its respective insurer(s), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiary;

(v)           any provision of any Transaction Document, at any time after the Original Issue Date, and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect; or the Company or any Subsidiary contests in any manner the validity or enforceability of any Transaction Document or any provision thereof; or the Company or any Subsidiary denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Documents;

(vi)          any Security Agreement ceases to give the Agent (as defined in the Security Agreements) the primary benefits thereof, including a perfected, enforceable first priority security interest in, and Lien on, all of the Collateral (as defined therein);

(vii)         the occurrence of a Triggering Event; or

(viii)        the occurrence of a Bankruptcy Event.

At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an “Event Notice”), to require the Company to

11

repurchase all or any portion of (i) the outstanding principal amount of this Note, at a purchase price equal to 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment; provided that if the Equity Conditions are not satisfied on the date of such repurchase and for the 20 Trading Days immediately preceding such date, such Notes shall be repurchased at a price equal to the greater of the price set forth in the foregoing clause and the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion) and (ii) any Underlying Shares issued to the Holder upon conversion of Notes and then owned by the Holder, at a price per share equal to the Event Equity Value of such issuable and issued Underlying Shares.  The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.”  The Company shall pay the Event Price to the Holder no later than the fifth Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).  The Company’s obligation to pay the Event Price shall be unconditional and unaffected by any subsequent event (including without limitation any cure of any Event of Default).

(b)           Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 8(a) shall immediately become due and payable in full in cash, without any further action by the Holder.

(c)           In connection with any Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right incidental thereto.

9.             Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

10.           Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than with respect to the payment of accrued dividends in shares of Common Stock that are required or permitted

12

under the terms of the Company’s Series C Preferred Stock in effect as of May 3, 2007), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 10(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in  Section 10(c)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Company shall deliver to the Holder (on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to the date on which holders of Common Stock became entitled to receive such Distributed Property.

(c)           Fundamental Changes.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 10(a)), or (v) there is a Change of Control (each case in clauses (i) through (v) above, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive (except to the extent previously distributed to the Holder pursuant to Section 10(b)), for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change.  In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)            this Note shall thereafter entitle the Holder to purchase the Alternate Consideration;

13

(y)           in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Note and the other Transaction Documents; and

(z)            if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request,  any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 10(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.  If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder, the Company (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request, equal to the greater of (x) 125% of the outstanding principal amount of the Notes repurchased, plus all accrued but unpaid interest thereon through the date of payment and (y) the Black-Scholes value of this Note; provided that if the Equity Conditions are not satisfied on the date of such repurchase and, with respect to clause (iii) of the Equity Conditions, for the 20 Trading Days immediately preceding such date, such Notes shall be repurchased at a price equal to the greater of (I) the price set forth in the foregoing clause and (II) the Event Equity Value of the Underlying Shares then issuable upon conversion of the Notes repurchased (without regard to any restrictions on conversion).

(d)           Subsequent Equity Sales.

(i)            If, at any time while this Note is outstanding, the Company directly or indirectly issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially

14

issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)           If, at any time while this Note is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any issuances of Excluded Stock, any Approved Issuance or the payment of accrued dividends in shares of Common Stock that are required or permitted under the terms of the Company’s Series C Preferred Stock in effect as of May 3, 2007.

(e)           Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 Trading Days prior to the applicable record or effective date on

15

which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction.

11.           No Fractional Shares.  The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note.  If any fraction of an Underlying Share would, except for the provisions of this Section 11, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

12.           Notices.  Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 12.

13.           Miscellaneous.

(a)           This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)           Subject to Section 13(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

(c)           Governing Law; Venue; Waiver Of Jury Trial.  all questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the state of new york, without regard to the principles of conflicts of law thereof.  each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by

16

mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  the company hereby waives all rights to a trial by jury.

(d)           The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)            In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

(g)           This Note, together with the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Holders or, in the case of a waiver, by the Majority Holders.  Any waiver executed by the Majority Holders shall be binding on the Company and all Holders.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  The restrictions set forth in Section 6(b) hereof may not be amended or waived.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS]

17

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

INTERNET COMMERCE CORPORATION

By
Name:
Title:

18

Schedule 1

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of  Senior Secured Convertible Notes (the “Notes”) into shares of common stock, no par value (the “Common Stock”), of Internet Commerce Corporation, a Delaware corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal amount of Notes owned prior to conversion

Principal amount of Notes to be converted (including accrued but unpaid interest thereon)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Principal amount of Notes owned subsequent to Conversion

Name of Holder

By
Name:
Title:

19

Schedule 2

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Senior Secured Convertible Notes issued by Internet Commerce Corporation

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion

20

EXHIBIT D

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of [                    ] [     ], 2007 (the “Agreement”) is by and among Internet Commerce Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), the Purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and [York Capital Managment], as agent for the Purchasers (in such capacity, together with its successors in such capacity, the “Agent”).

The Company and each of the Purchasers are parties to a Securities Purchase Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by the Company to each of the Purchasers, severally and not jointly, Notes, Additional Investment Rights, and Warrants as more fully described in the Purchase Agreement.

To induce each of the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).  Accordingly, the parties hereto agree as follows:

Section 1.      Definitions.  Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement.  In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and its Subsidiaries.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company, that are associated with the Business.

“Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Documents” shall have the meaning ascribed thereto in Section 3(j) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(h) hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 8 of the Notes.

“Excluded Collateral” shall mean those assets of the Company, as listed on Annex 2 hereto, which both (i) have not been pledged or assigned to any other Person (including the holder(s) of Permitted Indebtedness) and (ii) cannot be assigned (but only to the extent such prohibition on assignment is enforceable under applicable law, including, without limitation, Sections 9-406 and 9-408 of the UCC).

“Instruments” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

“Inventory” shall have the meaning ascribed thereto in Section 3(f) hereof.

“Issuers” shall mean, collectively, the respective entities identified on Annex 1 hereto, and all other entities formed by the Company or entities in which the Company owns or acquires any capital stock or similar interest.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

“Merger Document Rights” shall mean all of the Company’s rights, title and interest in, to and under the Merger Documents, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Merger Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Merger Documents or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by the Company that are associated with the Business.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Permitted Indebtedness” shall mean Permitted Indebtedness as defined in the Purchase Agreement and the Notes.

2

“Permitted Liens” shall mean the Liens permitted pursuant to Section 4.09(b) of the Purchase Agreement and additionally, with respect to Pledged Stock, any restrictions on transfer arising under federal or state securities laws and regulations.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Real Estate” shall have the meaning ascribed thereto in Section 3(l) hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Notes issued or issuable (as applicable) by the Company and held by the applicable Purchaser and all other amounts from time to time owing to such Purchasers by the Company under the Purchase Agreement and the Notes and (b) all obligations of the Company to such Purchasers thereunder.

“Stock Collateral” shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Company, that are associated with the Business.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

Section 2.      Representations and Warranties.  The Company represents and warrants to each of the Purchasers that:

a.             the Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens and the pledge and security interest in favor of each of the Purchasers created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral (except such Collateral as may be subject to a Permitted Lien, in which case, a second priority perfected security interest), assuming applicable financing statements are been duly and properly filed (other than Intellectual Property of the Company registered or otherwise located outside of the United States of America);

b.             the Pledged Stock directly or indirectly owned by the Company in the entities identified in Annex 1 hereto is, and all other Pledged Stock, whether issued now or in the future, will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens other than Permitted Liens and none of such Pledged Stock is or will be subject to any contractual restriction, preemptive and similar rights, or any restriction under the charter or by-laws of the respective Issuers of such Pledged Stock, upon the transfer of such Pledged Stock;

c.             the Pledged Stock directly or indirectly owned by the Company in the entities identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of such Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock;

d.             the Company owns and possesses the right to use, and except as may be set forth in said Annex 3, has done nothing to authorize or enable any other Person to use, all of its Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks (other than licenses which are not material) are valid and in full force and effect.  Except as may be set forth in said Annex 3, the Company owns or possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

e.             to the Company’s knowledge, (i) except as set forth in Annex 3 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 3; and

f.              the Company does not own any material Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

Section 3.      Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent on behalf of the Purchasers as hereinafter provided, a security interest in and Lien upon all of the Company’s right, title and interest in, to and under all personal property and other assets of the Company, whether now owned or hereafter acquired by or arising in favor of the Company, whether now existing or hereafter coming into existence, whether owned or consigned by or to the Company, or leased from or to the Company and regardless of wherever located, except for the Excluded Collateral (all being collectively referred to herein as “Collateral”) including:

a.             the Company’s direct or indirect ownership interest in the respective shares of capital stock of the Issuers and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, together with in each case the certificates evidencing the same (collectively, the “Pledged Stock”);

b.             all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

c.             without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Purchase Agreement or the Notes, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”);

d.             all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

e.             all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to,

3

securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

f.              all inventory (as defined in the Uniform Commercial Code) of the Company and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

g.             all Intellectual Property of the Company and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

h.             all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called “Equipment”);

i.              each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

j.              all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

k.             all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

l.              all estates of the Company in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (“Real Estate”);

m.            all Merger Documents and Merger Document Rights;

n.             all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (l) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Section 4.      Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Purchasers as follows:

4.01         Delivery and Other Perfection.  Subject to the terms of the Subordination Agreement, the Company shall:

a.             if any of the above-described shares, securities, monies or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) deliver and pledge to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c) of Section 3;

4

b.             deliver and pledge to the Agent, at the Agent’s request, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and any Instruments relating to government contracts;

c.             give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce their rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be re-registered as pledged into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is registered into its name or the name of its nominee for the benefit of the Company, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.09 below;

d.             upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

e.             keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

f.              furnish to the Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

g.             permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Agent may reasonably require; and

h.             upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

4.02         Other Financing Statements and Liens.  Except with respect to Liens securing Permitted Indebtedness, without the prior written consent of the Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Purchasers.

4.03         Preservation of Rights.  The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5

4.04         Special Provisions Relating to Certain Collateral.

a.             Stock Collateral.

(1)           The Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding that is owned directly or indirectly by the Company.

(2)           So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, any other Transaction Document or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, any other Transaction Document or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4.04(a)(2).

(3)           Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(4)           If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Purchase Agreement, the Notes or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations) be returned by the Agent to the Company.

(5)           Notwithstanding the foregoing, if any Issuer is organized under the laws of a jurisdiction outside the United States and if the Company would be subject to a material incremental income tax liability as a result of consolidating such Issuer’s financial statements with the Company for U.S. tax-reporting purposes, then, as security for the Company’s obligations to the Purchasers, the Company shall pledge 65% of the stock of such subsidiary to Agent, with such pledge constituting a first priority security interest in such stock, rather than causing such Issuer to guarantee such obligations.  Such stock shall be pledged to Agent pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent, and the Company shall deliver the share certificates, if any, representing all of the outstanding stock being pledged pursuant to each such pledge agreement and stock powers for such share certificates executed in blank, shall execute and deliver such other instruments, documents, certifications and filings as are required thereunder, and shall deliver an opinion of Company counsel covering such legal matters with respect to the pledge of the stock of such Issuer as Agent may reasonably request.

b.             Intellectual Property.

(1)           For the purpose of enabling the Agent to exercise rights and remedies under Section 4.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever

7

the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2)           Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company.  In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Company the license granted pursuant to clause (1) immediately above.  The exercise of rights and remedies under Section 4.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

4.05         Events of Default, etc.  During the period during which an Event of Default shall have occurred and be continuing:

a.             the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;

b.             the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

c.             the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

d.             the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.             the Agent may upon 10 Business Days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.  The Agent may, without notice or publication, adjourn any public

8

or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of the license granted to the Agent in Section 4.04(b)(1) hereof, shall be applied in accordance with Section 4.09 hereof.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Company acknowledges that any such private sales to an unrelated third party in an arm’s length transaction may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

4.06         Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.07         Removals, etc.  Without at least 30 days’ prior written notice to the Agent, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at the address indicated for the Company in Section 7.5 of the Purchase Agreement or at one of the locations identified in Annex 4 hereto or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

4.08         Private Sale.  The Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an unrelated third party in an arm’s length transaction pursuant to Section 4.05 hereof conducted in a commercially reasonable manner.  The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09         Application of Proceeds.  Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Purchasers; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

9

4.10         Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Purchasers shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11         Perfection.  (i) Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file or deliver to Agent for filing such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement, and (ii) at any time requested by the Agent, the Company shall deliver to the Agent all share certificates of capital stock directly or indirectly owned by the Company in the entities identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank (subject to the terms and conditions of the Subordination Agreement).

4.12         Termination.  When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall immediately terminate without any further action on the part of either party, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.04(b)(1) hereof.  The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

4.13         Expenses.  The Company agrees to pay to the Agent all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

4.14         Further Assurances.  The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

4.15         Indemnity.  Each of the Purchasers hereby jointly and severally covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith or willful misconduct by the Agent, arising out of or incident to this Agreement or the administration of the Agent’s duties hereunder, or resulting from its actions or inactions as Agent.

Section 5.      Miscellaneous.

5.01         No Waiver.  No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

10

5.03         Notices.  All notices, requests, consents and demands hereunder shall be in writing and facsimile (facsimile confirmation required) or delivered to the intended recipient at its address or telex number specified pursuant to Section 7.5 of the Purchase Agreement and shall be deemed to have been given at the times specified in said Section 7.5.

5.04         Waivers, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent.  Any such amendment or waiver shall be binding upon each of the Purchasers and the Company.

5.05         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Purchasers (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

5.06         Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07         Agent.  Each Purchaser agrees to appoint [York Entity] as its Agent for purposes of this Agreement.  The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.08         Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

11

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

COMPANY:	INTERNET COMMERCE CORPORATION

By:
Name:
Title:

AS AGENT AND PURCHASER:	[YORK CAPITAL MANAGEMENT ENTITY]

By:

By:
Name:
Title:

PURCHASER:	[YORK CAPITAL MANAGEMENT ENTITY]

By:

By:
Name:
Title:

ANNEX 1

ENTITIES IN WHICH THE COMPANY IS PLEDGING ITS CAPITAL STOCK

Approximate
Entity	Percentage Interest

ANNEX 2

EXCLUDED COLLATERAL

ANNEX 3

EXCEPTIONS FOR COPYRIGHTS, PATENTS AND TRADEMARKS

ANNEX 4

LIST OF LOCATIONS

EXHIBIT E

FORM OF SUBSIDIARY SECURITY AGREEMENT

This SUBSIDIARY SECURITY AGREEMENT, dated as of [               ] [     ], 2007 (the “Agreement”) is by and among [SUBSIDIARY], a corporation duly organized and validly existing under the laws of the State of [Delaware] (the “Company”), the Purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and [York Capital Management Entity], as agent for the Purchasers (in such capacity, together with its successors in such capacity, the “Agent”).

The Company is a wholly-owned subsidiary of Internet Commerce Corporation, a corporation organized and existing under the laws of the State of Delaware (“ICC”).  ICC and each of the Purchasers are parties to a Securities Purchase Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the “Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by ICC to each of the Purchasers, severally and not jointly, Notes, Additional Investment Rights and Warrants as more fully described in the Purchase Agreement.  It is a material benefit to the Company that the Purchasers purchase the Notes, Additional Investment Rights and Warrants from ICC.

To induce each of the Purchasers to enter into the Purchase Agreement and to secure the Company’s obligations to the Purchasers under the Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).  Accordingly, the parties hereto agree as follows:

Section 1.      Definitions.  Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement.  In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and the Issuers.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company, that are associated with the Business.

“Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Documents” shall have the meaning ascribed thereto in Section 3(j) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(h) hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 8 of the Notes (including, without limitation, the Company’s breach of any of its obligations under the Guaranty).

“Excluded Collateral” shall mean those assets of the Company, as listed on Annex 2 hereto, which both (i) have not been pledged or assigned to any other Person (including the holder(s) of Permitted Indebtedness) and  (ii) cannot be assigned (but only to the extent such prohibition on assignment is enforceable under applicable law, including, without limitation, Sections 9-406 and 9-408 of the UCC).

“Instruments” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

“Inventory” shall have the meaning ascribed thereto in Section 3(f) hereof.

“Issuers” shall mean, collectively, the respective entities identified on Annex 1 hereto, and all other entities formed by the Company or entities in which the Company owns or acquires any capital stock or similar interest.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by the Company that are associated with the Business.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Permitted Indebtedness” shall mean Permitted Indebtedness as defined in the Purchase Agreement and the Notes.

“Permitted Liens” shall mean the Liens permitted pursuant to Section 4.10(b) of the Purchase Agreement and additionally, with respect to Pledged Stock, any restrictions on transfer arising under federal or state securities laws and regulations.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Real Estate” shall have the meaning ascribed thereto in Section 3(l) hereof.

2

“Secured Obligations” shall mean, collectively, all obligations of the Company to such Purchasers in respect of the Guaranty.

“Stock Collateral” shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

“Subordination Agreement” shall mean that certain Subordination Agreement dated the date hereof by and among the Purchasers and Square 1 Bank.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Company, that are associated with the Business.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code  as in effect in the State of New York from time to time.

Section 2.      Representations and Warranties.  The Company represents and warrants to each of the Purchasers that:

a.             the Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens and the pledge and security interest in favor of each of the Purchasers created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral (except such Collateral as may be subject to a Permitted Lien, in which case, a second priority perfected security interest), assuming applicable financing statements are been duly and properly filed (other than Intellectual Property of the Company registered or otherwise located outside of the United States of America);

b.             the Pledged Stock directly or indirectly owned by the Company in the entities identified in Annex 1 hereto is, and all other Pledged Stock, whether issued now or in the future, will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens other than Permitted Liens and none of such Pledged Stock is or will be subject to any contractual restriction, preemptive and similar rights, or any restriction under the charter or by-laws of the respective Issuers of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Loan and Security Agreement dated as of the date hereof between the Company and Square 1 Bank);

c.             the Pledged Stock directly or indirectly owned by the Company in the entities identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of such Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock;

d.             the Company owns and possesses the right to use, and except as may be set forth in said Annex 3, has done nothing to authorize or enable any other Person to use, all of its Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks (other than licenses which are not material) are valid and in full force and effect.  Except as may be set forth in said Annex 3, the Company owns

3

or possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

e.             to the Company’s knowledge, (i) except as set forth in Annex 3 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 3; and

f.              the Company does not own any material Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

Section 3.      Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent on behalf of the Purchasers as hereinafter provided, a security interest in and Lien upon all of the Company’s right, title and interest in, to and under all personal property and other assets of the Company, whether now owned or hereafter acquired by or arising in favor of the Company, whether now existing or hereafter coming into existence, whether owned or consigned by or to the Company, or leased from or to the Company and regardless of wherever located, except for the Excluded Collateral (all being collectively referred to herein as “Collateral”) including:

a.             the Company’s direct or indirect ownership interest in the respective shares of capital stock of the Issuers and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, together with in each case the certificates evidencing the same (collectively, the “Pledged Stock”);

b.             all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

c.             without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Purchase Agreement or the Notes, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”);

d.             all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

e.             all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

4

f.              all inventory (as defined in the Uniform Commercial Code) of the Company and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

g.             all Intellectual Property of the Company and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

h.             all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called “Equipment”);

i.              each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

j.              all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

k.             all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

l.              all estates of the Company in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (“Real Estate”);

m.            all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (l) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Section 4.      Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Purchasers as follows:

4.01         Delivery and Other Perfection.  Subject to the terms of the Subordination Agreement, the Company shall:

a.             if any of the above-described shares, securities, monies or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) deliver and pledge to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c) of Section 3;

b.             deliver and pledge to the Agent, at the Agent’s request, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and any Instruments relating to government contracts;

5

c.             give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce their rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be re-registered as pledged into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is pledged into its name or the name of its nominee for the benefit of the Company, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.09 below;

d.             upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

e.             keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

f.              furnish to the Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

g.             permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Agent may reasonably require; provided, however, that the Company shall not be required to provide such Purchaser access to any information or by any representatives of the Agent if the Company reasonably determines that access to such information or by such representatives (x) would adversely affect the attorney-client privilege between the Company and its counsel, and (y) cannot be provided to the Purchasers in a manner that would avoid the adverse affect on the attorney-client privilege between the Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable; and

h.             upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

4.02         Other Financing Statements and Liens.  Except with respect to Liens securing Permitted Indebtedness, without the prior written consent of the Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Purchasers.

4.03         Preservation of Rights.  The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

6

4.04         Special Provisions Relating to Certain Collateral.

a.             Stock Collateral.

(1)           The Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding that is owned directly or indirectly by the Company.

(2)           So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, any other Transaction Document or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, any other Transaction Document or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4.04(a)(2).

(3)           Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(4)           If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Purchase Agreement, the Notes or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations) be returned by the Agent to the Company.

b.             Intellectual Property.

(1)           For the purpose of enabling the Agent to exercise rights and remedies under Section 4.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2)           Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company.  In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Agent shall

7

grant back to the Company the license granted pursuant to clause (1) immediately above.  The exercise of rights and remedies under Section 4.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

4.05         Events of Default, etc.  During the period during which an Event of Default shall have occurred and be continuing:

a.             the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;

b.             the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

c.             the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

d.             the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.             the Agent may upon 10 Business Days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of the license granted to the Agent in Section 4.04(b)(1) hereof, shall be applied in accordance with Section 4.09 hereof.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Company acknowledges that any such private sales to an unrelated third party in an arm’s length transaction may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale

8

shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

4.06         Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.07         Removals, etc.  Without at least 30 days’ prior written notice to the Agent, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at the address set forth on the Company’s signature page hereto or at one of the locations identified in Annex 4 hereto or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the Company’s signature page hereto.

4.08         Private Sale.  The Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an unrelated third party in an arm’s length transaction pursuant to Section 4.05 hereof conducted in a commercially reasonable manner.  The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09         Application of Proceeds.  Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Purchasers; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

4.10         Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Purchasers shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11         Perfection.  (i) Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file or deliver to Agent for filing such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement, and (ii) at any time requested by the Agent, the Company shall deliver to the Agent all share certificates of capital stock directly or

9

indirectly owned by the Company in the entities identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank (subject to the terms and conditions of the Subordination Agreement).

4.12         Termination.  When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall immediately terminate without any further action on the part of either party, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.04(b)(1) hereof.  The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

4.13         Expenses.  The Company agrees to pay to the Agent all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

4.14         Further Assurances.  The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

4.15         Indemnity.  Each of the Purchasers hereby jointly and severally covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith or willful misconduct by the Agent, arising out of or incident to this Agreement or the administration of the Agent’s duties hereunder, or resulting from its actions or inactions as Agent.

Section 5.      Miscellaneous.

5.01         No Waiver.  No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

5.03         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) one business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) one business day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  All notices, requests, consents and demands hereunder shall be in writing and facsimile (facsimile confirmation required) or delivered to the intended recipient at its address or facsimile number specified on the signature pages hereto.

10

5.04         Waivers, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent.  Any such amendment or waiver shall be binding upon each of the Purchasers and the Company.

5.05         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Purchasers (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

5.06         Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07         Agent.  Each Purchaser agrees to appoint  [York Capital Management Entity] as its Agent for purposes of this Agreement.  The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.08         Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

11

IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Security Agreement to be duly executed as of the day and year first above written.

COMPANY:	[SUBSIDIARY][

By:
Name:
Title:

Address for Notices:

[           ]

[           ]

[           ]

Facsimile:

Attention:

AGENT:	[York Capital Management Entity]

By:
Name:
Title:

PURCHASERS:

[York Capital Management Entity]

By:
Name:
Title:

ANNEX 1

ENTITIES IN WHICH THE COMPANY IS PLEDGING ITS CAPITAL STOCK

Approximate
Entity	Percentage Interest

ANNEX 2

EXCLUDED COLLATERAL

ANNEX 3

EXCEPTIONS FOR COPYRIGHTS, PATENTS AND TRADEMARKS

ANNEX 4

LIST OF LOCATIONS

EXHIBIT F

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INTERNET COMMERCE CORPORATION

WARRANT

Warrant No. [ ]	Dated: [ ] [ ], 2007

INTERNET COMMERCE CORPORATION, a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [          ](1) shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $[    ](2) per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including the date that is five (5) years from the date the Registration Statement covering the resale of the Warrant Shares is declared effective by the Commission (the “Expiration Date”), and subject to the following terms and conditions.  This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of May 2, 2007 by and among the Company and the Purchasers identified therein (the “Purchase Agreement”).  All such warrants are referred to herein, collectively, as the “Warrants.”

1.             Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.             Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the

(1) Equal to 30% of the quotient obtained by dividing the principal amount of Series B Notes by the Market Price.  “Market Price” in the foregoing sentence shall equal the lesser of (i) the arithmetic average of the VWAPs for the ten consecutive Trading Days prior to the Original Issue Date (ii) the Closing Price on the Trading Day immediately preceding April 14, 2007 and (iii) the Closing Price on the Trading Day immediately preceding the Original Issue Date.

(2) 110% of the initial Conversion Price of the Series B Notes.

record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             Registration of Transfers.  This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Warrant and the Purchase Agreement.  Subject to compliance with applicable securities laws, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             Exercise and Duration of Warrants.

(a)           Subject to the limitations set forth in Section 11 hereof, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to this Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.             Delivery of Warrant Shares.

(a)           Subject to Section 5(c) below and the limitations set forth in Section 11, upon exercise of this Warrant, the Company shall promptly (but in no event later than five Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144

2

under the Securities Act.  The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)           Subject to Section 5(c) below and the limitations set forth in Section 11 hereof, this Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           In addition to any other rights available to a Holder, if the Company fails to deliver or cause to be delivered to the Holder a certificate representing Warrant Shares by the third Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares (other than such limitations contemplated by this Warrant).  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant  as required pursuant to the terms hereof.

(e)           Each certificate for Warrant Shares shall bear a restrictive legend to the extent and as provided in the Purchase Agreement and any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend, unless, in the opinion of counsel for the Holder thereof (which opinion shall be reasonably

3

satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

6.             Charges, Taxes and Expenses.   Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8.             Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.             Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the

4

denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.  Notwithstanding the foregoing, no adjustment will be made under this paragraph (a) in respect of any payment of accruing dividends of Common Stock that are required under the terms of the Company’s Series C Preferred Stock in effect as of the date hereof.

(b)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then in each such case the Company will hold the Distributed Property in escrow and deliver to the Holder, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date upon exercise of this Warrant.

(c)           Fundamental Transactions.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above), or (v) there is a Change of Control (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive), upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)            this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 9(c),

5

(y)           in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant and the Purchase Agreement, and

(z)            if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a New Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Without limiting the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

(d)           Subsequent Equity Sales.

(i)            If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common

6

Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)           If, at any time while this Warrant is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any issuances of Common Stock, Common Stock Equivalents made pursuant to the definition of Excluded Stock, or the payment of accruing dividends of Common Stock that are required under the terms of the Company’s Series C Preferred Stock in effect as of the date hereof.

(e)           Prepayment of the Series B Notes.  If, at any time while this Warrant is outstanding, the Company prepays any portion of the principal of a Series B Note owned by the Holder pursuant to Section 8 of such Series B Note, then the Exercise Price shall be reduced to equal the lesser of (i) the Exercise Price then in effect, (ii) 120% of the Closing Price on the date of such the Series B Note principal prepayment (the “Series B Prepayment Date”), and (iii) 120% of the arithmetic average of the VWAP for the 60 Trading Days immediately preceding the date such Asset Sale (as defined in the Series B Notes) is consummated; provided, that, any adjustment to the Exercise Price pursuant to this paragraph (e) shall only apply to a portion of Warrant Shares in the same proportion to which the Series B Note principal has been prepaid.

(f)            Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(g)           Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

7

(h)           Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(i)            Notice of Corporate Events.  If the Company  (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.           Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if at any time a Registration Statement covering the resale of the Warrant Shares is not effective on the Exercise Date, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Current Market Price (as of the date of such calculation) of one share of Common Stock .

B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, the “Current Market Price” of one share of the Company’s Common Stock as of a particular date shall be determined as follows: (a) if traded on a national securities exchange or through the Nasdaq Stock Market, the Current Market Price shall be deemed to be the arithmetic average of the VWAPs for the five consecutive Trading

8

Days immediately preceding the applicable date; (b) if traded over-the-counter but not on the Nasdaq Stock Market, the Current Market Price shall be deemed to be the average of the closing bid and asked prices as of five business days immediately prior to the date of exercise indicated in the Notice of Exercise; and (c) if there is no active public market, the Current Market Price shall be the fair market value of the Common Stock as of the date of exercise, as determined by an independent appraiser selected in good faith by the Holder.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

11.           Limitation on Exercise.  The number of shares of Common Stock that may be acquired by a Holder upon any exercise of Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).

12.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share or right to purchase the nearest whole share, as the case may be.

13.           Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by a nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 13.

14.           Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers

9

substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.           Miscellaneous.

(a)           Subject to the restrictions on transfer set forth on the first page hereof and in Section 3, this Warrant may be assigned by the Holder.  This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction or with the prior written consent of the Holder.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant, together with the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.  The restrictions set forth in Section 11 hereof may not be amended or waived.

(b)           The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)           Governing Law; Venue; Waiver Of Jury Trial.  all questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of new york (except for matters governed by corporate law in the state of Delaware).  each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the

10

address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  the company hereby waives all rights to a trial by jury.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

11

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

INTERNET COMMERCE CORPORATION

By:
Name:
Title:

12

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  INTERNET COMMERCE CORPORATION

The undersigned is the Holder of Warrant No.                  (the “Warrant”) issued by INTERNET COMMERCE CORPORATION, a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.                               The Warrant is currently exercisable to purchase a total of                         Warrant Shares.
2.                               The undersigned Holder hereby exercises its right to purchase                             Warrant Shares pursuant to the Warrant.
3.                               The Holder intends that payment of the Exercise Price shall be made as (check one):

                “Cash Exercise” under Section 10

                “Cashless Exercise” under Section 10

4.                               If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $                      to the Company in accordance with the terms of the Warrant.
5.                               Pursuant to this exercise, the Company shall deliver to the Holder                       Warrant Shares in accordance with the terms of the Warrant.
6.                               Following this exercise, the Warrant shall be exercisable to purchase a total of                       Warrant Shares.
7.                               If there is not an effective Registration Statement covering the sale of the Warrant Shares, and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act, then the Holder represents and warrants to the Company as follows:
(a)           Investment Intent.  Such Holder is acquiring the Warrant Shares as principal for its own account for investment purposes and not with a view to distributing or reselling such Warrant Shares or any part thereof in violation of applicable securities laws, without prejudice, however, to such Holder’s right at all times to sell or otherwise dispose of all or any part of such Warrant Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Holder to hold the Warrant Shares for any period of time.  Such Holder understands that the Warrant Shares may not be sold, assigned or transferred unless (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the reasonable satisfaction of the Company.

(b)           Purchaser Status.  At the present time and at the time such Holder was originally offered the Warrant Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(c)           Experience of such Holder.  Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment.  Such Holder is able to bear the economic risk of an investment in the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.
(d)           General Solicitation.  Such Holder is not purchasing the Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Exercise Notice to be duly executed as of the date indicated below.

Dated:	,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                       the right represented by the within Warrant to purchase                    shares of Common Stock of INTERNET COMMERCE CORPORATION to which the within Warrant relates and appoints                                  attorney to transfer said right on the books of INTERNET COMMERCE CORPORATION with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: